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                                                                  EXECUTION COPY






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                          AGREEMENT AND PLAN OF MERGER




                         DATED AS OF SEPTEMBER 25, 2000



                                  BY AND AMONG


                           RODAMCO NORTH AMERICA N.V.,

                           HEXALON REAL ESTATE, INC.,

                             HEAD ACQUISITION, L.P.,

                             HEAD ACQUISITION CORP.,

                          URBAN SHOPPING CENTERS, INC.

                                       AND

                          URBAN SHOPPING CENTERS, L.P.




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                                TABLE OF CONTENTS

ARTICLE I             THE TENDER OFFER............................................................................3
     Section 1.1.     The Offer...................................................................................3
     Section 1.2.     Company Action..............................................................................6

ARTICLE II            THE MERGER..................................................................................9
     Section 2.1.     The Merger..................................................................................9
     Section 2.2.     Closing.....................................................................................9
     Section 2.3.     Effective Time..............................................................................9
     Section 2.4.     Merger Consideration.......................................................................10
     Section 2.5.     Organizational Documents...................................................................10
     Section 2.6.     Officers of the Surviving Entity...........................................................10
     Section 2.7.     Urban Stock Options, Urban LP Unit Options and Related Matters.............................10

ARTICLE III           EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES............................................11
     Section 3.1.     Effect on Stock............................................................................11
     Section 3.2.     Payment for Securities/Exchange of Certificates............................................12

ARTICLE IV            REPRESENTATIONS AND WARRANTIES.............................................................15
     Section 4.1.     Representations and Warranties of Urban....................................................15
     Section 4.2.     Representations and Warranties of Rodamco, Hexalon, Head Acquisition LP and Head
                      Acquisition Corp...........................................................................40

ARTICLE V             COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER...............................43
     Section 5.1.     Conduct of Business by Urban and the Urban LP..............................................43

ARTICLE VI            ADDITIONAL COVENANTS.......................................................................47
     Section 6.1.     Access to Information; Confidentiality.....................................................47
     Section 6.2.     Reasonable Efforts; Notification...........................................................47
     Section 6.3.     Tax Treatment..............................................................................48
     Section 6.4.     No Solicitation of Transactions............................................................49
     Section 6.5.     Public Announcements.......................................................................50
     Section 6.6.     Transfer and Gains Taxes; Stockholder Demand Letters.......................................50
     Section 6.7.     Employee Arrangements......................................................................51
     Section 6.8.     Indemnification; Directors'and Officers'Insurance..........................................52
     Section 6.9.     Interim Transactions Committee.............................................................54
     Section 6.10.    Transactions Relating to the Urban LP......................................................54
     Section 6.11.    Assistance.................................................................................54
     Section 6.12.    Environmental Matters......................................................................54

ARTICLE VII           CONDITIONS PRECEDENT.......................................................................55
     Section 7.1.     Conditions to Each Party's Obligation to Effect the Merger.................................55

ARTICLE VIII          CONTINGENT OPTION OF HEXALON...............................................................55
     Section 8.1.     Grant of Common Share Option...............................................................55
     Section 8.2.     Exercise of Option.........................................................................56
     Section 8.3.     Payment of Purchase Price and Delivery of Certificates for Option Shares...................56
     Section 8.4.     Securities Act.............................................................................56

                                     i
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

     Section 8.5.     Adjustment upon Changes in Capitalization..................................................56

ARTICLE IX            TERMINATION, AMENDMENT AND WAIVER..........................................................56
     Section 9.1.     Termination................................................................................57
     Section 9.2.     Expenses...................................................................................59
     Section 9.3.     Effect of Termination......................................................................61
     Section 9.4.     Amendment..................................................................................61
     Section 9.5.     Extension; Waiver..........................................................................62

ARTICLE X             GENERAL PROVISIONS.........................................................................62
     Section 10.1.    Nonsurvival of Representations and Warranties..............................................62
     Section 10.2.    Notices....................................................................................62
     Section 10.3.    Interpretation.............................................................................63
     Section 10.4.    Counterparts...............................................................................64
     Section 10.5.    Entire Agreement; No Third-Party Beneficiaries.............................................64
     Section 10.6.    Governing Law..............................................................................64
     Section 10.7.    Assignment.................................................................................64
     Section 10.8.    Enforcement................................................................................64
     Section 10.9.    Exhibits; Disclosure Letter................................................................65

ARTICLE XI            CERTAIN DEFINITIONS........................................................................65
     Section 11.1.    Certain Definitions........................................................................65



ANNEXES, EXHIBITS AND SCHEDULES

Annex I      -    Conditions to the Offer

Exhibit A-1   REIT Tax Opinion

Exhibit A-2   Maryland Corporate Opinion

Exhibit B     Form of Amended and Restated Urban LP Agreement

Exhibit C     Stock Purchase Agreement

Exhibit D     Voting Agreement

Exhibit E     Head Acquisition LP Organizational Documents

Exhibit F     Financing Commitment Letter

Exhibit G-1   Bring-Down Letter to REIT Tax Opinion

Exhibit G-2   Bring-Down Letter to Maryland Corporate Opinion


Schedule 11.1(a) -  Urban Knowledge Persons
Schedule 11.1(b) - Hexalon Knowledge Persons

         AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of September 25, 2000, by and among Rodamco North America N.V., a company organized under the laws of the Netherlands ("RODAMCO"), Hexalon Real Estate, Inc., a Delaware corporation ("HEXALON"), Head Acquisition, L.P., a Delaware limited partnership (the "HEAD ACQUISITION LP"), Head Acquisition Corp., a Delaware corporation, ("HEAD ACQUISITION CORP" and, together with Rodamco, Hexalon, Head Acquisition LP and any other Subsidiary of Hexalon, the "HEAD PARTIES"), Urban Shopping Centers, Inc., a Maryland corporation ("URBAN"), and Urban Shopping Centers, L.P., an Illinois limited partnership (the "URBAN LP").

                                    RECITALS

         A. It is proposed that Hexalon, through Head Acquisition LP or Head Acquisition Corp, will acquire all of the issued and outstanding shares of common stock, par value $.01 per share, of Urban (the "PUBLIC COMMON STOCK") and unit voting stock, par value $.01 per share, of Urban (the "UNIT VOTING STOCK" and, together with the Public Common Stock, the "URBAN COMMON STOCK"), including the associated Preferred Stock Purchase Rights (the "RIGHTS") issued pursuant to the Rights Agreement dated May 5, 1999 between Urban and First Chicago Trust Company of New York, as Rights Agent (the "URBAN RIGHTS AGREEMENT"), which are not beneficially owned by the Head Parties.

         B. It is proposed that Hexalon will cause Head Acquisition LP to make a cash tender offer (as such may be amended from time to time as permitted by this Agreement, the "OFFER") in compliance with Section 14(d)(1) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder to acquire (i) each issued and outstanding share of Urban Common Stock for $48.00 per share (such amount, or any greater amount per share paid pursuant to the Offer, being hereinafter referred to as the "PER COMMON SHARE AMOUNT"), and (ii) each issued and outstanding share of Series A Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, of Urban (the "SERIES A PREFERRED STOCK") and Series B Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, of Urban (the "SERIES B PREFERRED STOCK" and together with the Series A Preferred Stock, the "URBAN PREFERRED STOCK"; the Urban Common Stock and the Urban Preferred Stock are referred to collectively herein as the "URBAN STOCK") for $48.00 per share (such amount, or any greater amount per share paid pursuant to the Offer, being hereinafter referred to as the "PER PREFERRED SHARE AMOUNT" and together with the Per Common Share Amount, the "PER SHARE AMOUNTS"), each net to the seller in cash subject to reduction only for any federal backup withholding or stock transfer taxes payable by such seller, upon the terms and subject to the conditions of this Agreement and Annex I hereto.

         C. If the Head Parties shall have the right to acquire or otherwise own, in the aggregate, shares of Urban Common Stock pursuant to the Offer or otherwise (including pursuant to the Common Share Option) that are entitled to cast, in the aggregate, at least 90.0% of the votes entitled to be cast on the Merger, it is proposed that Head Acquisition LP shall assign the rights to acquire the Urban Stock pursuant to the Offer to Head Acquisition Corp, and Head Acquisition Corp shall acquire the Urban Stock tendered pursuant to the Offer.

         D. If Head Acquisition LP acquires the Urban Common Stock tendered pursuant to the Offer, it is proposed that Urban shall merge (the "PARTNERSHIP MERGER") with and into Head

Acquisition LP with Head Acquisition LP surviving in accordance with Maryland General Corporation Law (the "MGCL") and the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"), pursuant to which each issued and outstanding share of Urban Stock shall be converted into the right to receive the applicable Per Share Amount upon the terms and conditions provided herein.

         E. If Head Acquisition Corp acquires the Urban Common Stock tendered pursuant to the Offer, it is proposed that Head Acquisition Corp shall merge (the "CORPORATE MERGER") with and into Urban with Urban surviving in accordance with the MGCL and Delaware General Corporate Law (the "DGCL" and together with DRULPA, "DELAWARE LAW"), pursuant to which each outstanding share of Urban Stock shall be converted into the right to receive the applicable Per Share Amount upon the terms and subject to the conditions provided herein. It is further proposed that following the Corporate Merger Urban shall be immediately merged with and into Head Acquisition LP with Head Acquisition LP surviving, in accordance with the MGCL and Delaware Law (the "ALTERNATIVE PARTNERSHIP MERGER").

         F. A special committee, comprised solely of disinterested directors (the "URBAN SPECIAL COMMITTEE") of the Board of Directors of Urban (the "URBAN BOARD OF DIRECTORS") and the Urban Board of Directors have received the written opinion (the "FAIRNESS OPINION") of Morgan Stanley & Co. Incorporated (the "URBAN FINANCIAL ADVISOR") to the effect that, based on, and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the consideration to be received by holders of shares of Public Common Stock and the Urban Preferred Stock, in the aggregate, pursuant to this Agreement is fair from a financial point of view to such holders (other than Hexalon and its affiliates).

         G. The Urban Special Committee has determined that this Agreement, the Offer, the Merger and the other transactions contemplated hereby, taken together, are fair to, and advisable and in the best interests of Urban and its stockholders (other than holders of Unit Voting Stock), and has voted to recommend to the Urban Board of Directors that the Urban Board of Directors approve this Agreement, the Offer, the Merger and the other transactions contemplated hereby, subject to the terms and conditions set forth in this Agreement.

         H. The Urban Board of Directors has determined that this Agreement, the Offer, the Merger and the other transactions contemplated hereby, taken together, are fair to, advisable and in the best interests of Urban and its stockholders and has voted to approve this Agreement and recommend acceptance and approval by the holders of Urban Common Stock of this Agreement, the Offer, the Merger and the other transactions contemplated hereby.

         I. The supervisory board of Rodamco, the board of directors of Hexalon and the general partner of Head Acquisition LP have each voted to approve this Agreement, the Offer, the Merger and the other transactions contemplated hereby.

         J. Concurrently with, and as a condition to, the execution of this Agreement, Hexalon, Head Acquisition LP and Head Acquisition Corp have received
(i) opinions of Mayer, Brown & Platt, dated the date hereof, in the form attached hereto as Exhibit A-1 (the "REIT TAX OPINION") and (ii) an opinion of Ballard Spahr Andrews & Ingersoll, LLP, dated the date hereof, in the form attached hereto as Exhibit A-2 (the "MARYLAND CORPORATE OPINION").

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         K. At the Effective Time, the Urban LP's Second Amended and Restated
Agreement of Limited Partnership, dated as of October 14, 1993, as amended (the "URBAN LP AGREEMENT"), will be amended and restated (the "AMENDMENT") in the form attached hereto as EXHIBIT B. In connection with the Amendment, the holders of common limited partnership interests in the Urban LP (the "LP UNITHOLDERS") who do not elect to exchange their common limited partnership interests for shares of Public Common Stock will receive a cash distribution in respect of their units and retain a continuing partnership interest in the Urban LP.

         L. At the Effective Time, an affiliate of Hexalon will purchase the common stock of Urban Retail Properties Co., a Delaware corporation ("URBAN MANAGEMENT COMPANY"), from JMB Properties Company pursuant to the terms of a stock purchase agreement in the form attached hereto as EXHIBIT C.

         M. Hexalon and Urban intend that, for federal income tax purposes, the portions of the transactions contemplated hereby constituting the Partnership Merger or the Alternative Partnership Merger, as the case may be, shall be treated as a liquidation of Urban into Head Acquisition LP governed by Sections 331 and 562(b) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement shall constitute a plan of liquidation.

         N. Contemporaneously with the execution and delivery of this Agreement, certain Urban stockholders and LP Unitholders have entered into a voting agreement, substantially in the form of EXHIBIT D (the "VOTING AGREEMENT"), with Rodamco, Hexalon, Head Acquisition LP, Head Acquisition Corp and Urban pursuant to which, among other things, such stockholders and unitholders have agreed to vote and/or tender their shares and units in favor of the Merger, the Amendment, this Agreement and the other transactions contemplated hereby.

         O. Certain capitalized terms used in this Agreement are defined in
ARTICLE XI.



                                    AGREEMENT

         In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                THE TENDER OFFER

         Section 1.1. THE OFFER.

                  (a) Provided that this Agreement shall not have been terminated in accordance with ARTICLE IX and none of the events or conditions set forth in ANNEX I (the "TENDER OFFER CONDITIONS") shall have occurred and be existing, Head Acquisition LP shall, and Rodamco and Hexalon shall cause Head Acquisition LP to, commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer to purchase at the Per Share Amounts all of the issued and outstanding Urban Stock (including any and all Rights) as promptly as reasonably practicable, but in no event later than five Business Days following the public announcement by Head

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Acquisition LP and Urban of the execution of this Agreement, and shall take the actions specified in SECTION 1.1(c). The obligation of Head Acquisition LP to accept for payment and pay for any Urban Stock tendered pursuant to the Offer shall be subject only to the satisfaction of the Tender Offer Conditions. Head Acquisition LP expressly reserves the right from time to time, without the consent of Urban, to waive any such conditions, subject to
SECTION 1.1(b), and to irrevocably increase the Per Share Amounts. Urban agrees that no shares of Urban Stock held by Urban or any Urban Subsidiary will be tendered pursuant to the Offer. If Head Acquisition LP shall have the right to acquire or otherwise owns, pursuant to the Offer or otherwise (including pursuant to the Common Share Option (as defined in SECTION 8.1)), shares of Urban Common Stock which, together with the shares of Urban Stock owned by the Head Parties, shall be entitled to cast at least 90.0% of the votes entitled to be cast on the Merger, Head Acquisition LP will assign (the "ASSIGNMENT") its rights and obligations with respect to the Offer and the Merger under this Agreement to Head Acquisition Corp, which shall then become obligated to the same extent hereunder as Head Acquisition LP; PROVIDED, HOWEVER, that no such assignment shall relieve Rodamco, Hexalon or Head Acquisition LP of any of its rights or obligations under this Agreement.

                  (b) Without the prior written consent of Urban, Head Acquisition LP shall not, and Rodamco and Hexalon shall cause Head Acquisition LP not to, (i) decrease the Per Share Amounts or change the form of consideration payable in the Offer, (ii) decrease the number of shares of Urban Stock sought in the Offer, (iii) modify or amend the Tender Offer Conditions or impose conditions to the Offer in addition to the Tender Offer Conditions, (iv) waive the Minimum Condition or (v) except as provided in
SECTION 1.1(d), extend the Offer if all of the Tender Offer Conditions are satisfied. Upon the terms and subject to the conditions of the Offer and this Agreement, Head Acquisition LP shall, and Rodamco and Hexalon shall cause Head Acquisition LP to, accept for payment and pay for all shares of Urban Stock validly tendered and not withdrawn prior to the expiration of the Offer as promptly as possible after expiration of the Offer, unless terminated in accordance with its terms. Rodamco and Hexalon shall provide or cause to be provided to Head Acquisition LP on a timely basis funds sufficient to accept for payment and pay for any and all shares of Urban Stock that Head Acquisition LP becomes obligated to accept for payment and pay for pursuant to the Offer. Commencing with the consummation of the Offer, if necessary in order to preserve the status of Urban as a REIT for purposes of the Code, Head Acquisition LP shall cause up to one hundred and five (105) persons designated by it to purchase Urban Stock in compliance with Regulation D under the Securities Act or another available exemption from registration under the Securities Act on terms and conditions satisfactory to Urban; PROVIDED, that no such purchaser shall buy less than $1,000 in stock. Commencing with the consummation of the Offer until the Effective Time, Urban, Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp shall not take any action which would cause Urban to fail to qualify as a REIT for purposes of the Code. For purposes of this Agreement and unless otherwise set forth herein, any actions permitted or required to be taken by the Urban Board of Directors or Urban pursuant to this Agreement may be taken only upon the approval of both the Urban Board of Directors and the Urban Special Committee.

                  (c) The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") subject only to the Tender Offer Conditions. As soon as reasonably practicable on the date the Offer is commenced, Head Acquisition LP and Head Acquisition Corp shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule TO

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(together with all amendments and supplements thereto, the "SCHEDULE TO")
with respect to the Offer that will comply in all material respects with the provisions of all applicable federal securities laws, and will contain (including as an exhibit) or incorporate by reference the Offer to Purchase, forms of the related letter of transmittal and summary advertisement and any other documents required to be filed in connection with the Offer (which documents, together with any supplements or amendments thereto, are referred to collectively herein as the "OFFER DOCUMENTS"), which shall be mailed to the holders of shares of Urban Stock and to LP Unitholders. Head Acquisition LP agrees to promptly correct the Schedule TO and the Offer Documents if and to the extent that they shall have become false or misleading in any material respect (and Urban and the Urban LP, with respect to information supplied by them specifically for use in the Schedule TO or the Offer Documents, shall promptly notify Head Acquisition LP of any required corrections of such information and shall reasonably cooperate with Head Acquisition LP with respect to correcting such information) and to supplement the Schedule TO or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and Urban and the Urban LP shall supplement the information provided by them specifically for use in the Schedule TO or the Offer Documents, shall promptly notify Head Acquisition LP of any required corrections of such information and shall reasonably cooperate with Head Acquisition LP with respect to correcting such information) and Head Acquisition LP further agrees to supplement the Schedule TO or the Offer Documents to include any information that shall become necessary in order to make the statements therein that are based on such provided information, in light of the circumstances under which they were made, not misleading, and to take all steps necessary to cause the Schedule TO, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of shares of Urban Stock and to LP Unitholders, in each case to the extent required by applicable federal securities laws. Urban and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO and the Offer Documents before they are filed with the SEC and before they are distributed to holders of Urban Stock and to LP Unitholders. Head Acquisition LP shall provide Urban and its counsel copies of any written comments and telephone notification of any oral comments that Head Acquisition LP or its counsel receive from the SEC or its staff with respect to the Schedule TO or the Offer Documents promptly after receipt of such comments. Head Acquisition LP shall use its commercially reasonable efforts to respond to such comments promptly, shall provide Urban and its counsel with a reasonable opportunity to participate in all communications with the SEC and its staff, including meetings and telephone conferences, relating to the Schedule TO and the Offer Documents, this Agreement or the transactions contemplated hereby, and shall provide Urban and its counsel copies of any written responses and telephonic notification of any verbal responses by Head Acquisition LP or its counsel.

                  (d) So long as this Agreement has not been terminated in accordance with the terms hereof, and subject to the terms and conditions hereof, the Offer shall expire at midnight, New York time, on the date that is twenty (20) Business Days after the Offer is commenced; PROVIDED, that without the consent of Urban, Head Acquisition LP may (i) extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or (iii) extend the Offer for a total of not more than ten (10)

Business Days beyond the initial expiration date or the latest expiration date that would otherwise be permitted under clauses (i) or (ii) of this sentence if, on such expiration date, the shares of Urban Common Stock validly tendered pursuant to the Offer and not withdrawn are sufficient to satisfy the Minimum Condition (as defined in ANNEX I) but, together with all other shares of Urban Common Stock owned by the Head Parties, are entitled to cast less than 90.0% of the votes entitled to be cast on the Merger. So long as this Agreement is in effect, the Offer has been commenced and the Tender Offer Conditions have not been satisfied or waived, Head Acquisition LP shall cause the Offer not to expire, subject, however, to Head Acquisition LP's right of termination under this Agreement. Head Acquisition LP may, in addition, provide a "subsequent offer period" (as contemplated by Rule 14d-11 under the Exchange Act) of not less than three (3) Business Days and not more than ten (10) Business Days following its acceptance for payment of Urban Stock in the Offer; PROVIDED, that doing so shall not require any extension of what would otherwise be the final expiration date of the Offer.

                  (e) The parties understand and agree that the Per Share Amounts have been calculated based upon the accuracy of the representation and warranty set forth in SECTION 4.1(c) and that, in the event the number of outstanding shares of Urban Stock, stock or stock equivalents of Urban issuable upon the exercise of, or subject to, options or other agreements exceeds the amounts specifically set forth in SECTION 4.1(c) (including, without limitation, as a result of any stock split, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into stock or stock equivalent of Urban, recapitalization, or other like change occurring after the date of this Agreement, but excluding any shares of Urban Stock or units of the Urban LP issued pursuant to the Urban Option Plan or an Urban Incentive Program, in accordance with, and subject to, SECTION 2.7), the Per Share Amounts shall be appropriately adjusted downward. The provisions of this SECTION 1.1(e) shall not, however, affect the representation and warranty set forth in SECTION 4.1(c).

         Section 1.2. COMPANY ACTION.

                  (a) Urban hereby approves of and consents to the Offer and represents and warrants that (i) the Urban Special Committee, at a meeting duly called and held on September 25, 2000, (A) determined that this Agreement, the Offer, the Merger and the other transactions contemplated hereby, taken together, are fair to, and advisable and in the best interests of Urban and its stockholders (other than holders of Unit Voting Stock) and
(B) voted to recommend to the Urban Board of Directors that the Urban Board of Directors approve this Agreement, the Offer, the Merger and the other transactions contemplated hereby, subject to the terms and conditions set forth in this Agreement; and (ii) the Urban Board of Directors, at a meeting duly called and held on September 25, 2000, (A) approved the Amendment in its capacity as general partner of the Urban LP and submitted it to the LP Unitholders; (B) determined that this Agreement, the Offer, the Merger, and the other transactions contemplated hereby, taken together, are fair to, advisable and in the best interests of Urban and its stockholders; (C) voted to (1) approve this Agreement and (2) recommend acceptance and approval by the holders of Urban Common Stock of this Agreement, the Offer, the Merger and the other transactions contemplated hereby; (D) took all other action necessary to render the dilution provisions of the Urban Rights Agreement inapplicable to the Offer and the Merger, without any payment to the holders of the Rights; and (E) subject to the accuracy of the representation and warranty in SECTION 4.2(h) and the performance of the covenants in SECTIONS

6.3(b), (c), AND (d), took all action necessary to waive the application of the ownership limit (the "OWNERSHIP LIMIT") set forth in the Urban Charter to the purchase or ownership of any shares of Urban Stock acquired pursuant to the Offer, the Merger, the Amendment or otherwise pursuant to this Agreement. Subject to the terms of this Agreement, Urban consents to the inclusion of such recommendations and approvals in the Offer Documents; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained herein, such recommendations and approvals may be withdrawn, modified or amended to the extent that the Urban Special Committee or the Urban Board of Directors determines in good faith and on a reasonable basis, after consultation with outside counsel, that failure to take such action might be inconsistent with the duties of the directors of Urban under applicable Law.

                  (b) Urban hereby agrees to file with the SEC, as promptly as practicable after the filing by Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp of the Schedule TO with respect to the Offer, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "SCHEDULE 14D-9") that will (i) comply in all material respects with the provisions of all applicable federal securities laws, (ii) reflect the recommendations and actions of the Urban Board of Directors and the Urban Special Committee referred to in SECTION 1.2(a) and
(iii) include the opinion of the Urban Financial Advisor, in each case subject to the terms of this Agreement. Urban agrees to include such Schedule 14D-9 and LP Unitholders in the mailing of the Offer Documents by Head Acquisition LP to the holders of shares of Urban Stock promptly after the commencement of the Offer. Urban agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp, with respect to information supplied by them specifically for use in the Schedule 14D-9, shall promptly notify Urban of any required corrections of such information and cooperate with Urban with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp shall supplement the information provided by them specifically for use in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein that are based on such provided information, in light of the circumstances under which they were made, not misleading), and Urban shall take all steps necessary to cause the Schedule 14D-9, as so corrected or supplemented, to be filed with the SEC and disseminated to the holders of shares of Urban Stock and LP Unitholders, in each case to the extent required by applicable federal securities laws. Hexalon and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC.

                  (c) In connection with the Offer, Urban shall promptly, or cause its transfer agent to promptly, following execution of this Agreement furnish Head Acquisition LP with mailing labels containing the names and addressees of all record holders of shares of Urban Stock and of common limited partnership interests of Urban LP, a non-objecting beneficial owners list and security position listings of shares of Urban Stock held in stock depositories, each as of a recent date, and shall promptly furnish Head Acquisition LP with such additional information, including updated lists of stockholders and LP Unitholders, mailing labels and security position listings, and such other information and assistance as Head Acquisition LP or its agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of shares of Urban Stock and LP Unitholders. Subject to the requirements of applicable law, and except for such steps as are appropriate to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Rodamco, Hexalon and Head Acquisition LP and their affiliates, associates, agents and advisors shall hold in confidence and use only in connection with the Offer, the Amendment and the Merger the information contained in any such labels, listings and files, and, if this Agreement shall be terminated, will promptly deliver to Urban all copies of such information then in their possession.

                  (d) Promptly upon the acceptance for payment and payment for shares of Urban Stock by either Head Acquisition LP or Head Acquisition Corp pursuant to the Offer, either Head Acquisition LP or Head Acquisition Corp (the "HEAD PURCHASER") shall be entitled to designate such number of directors on the Urban Board of Directors as will give the Head Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Urban Board of Directors in the same proportion as the number of shares of Urban Common Stock accepted for payment and paid for by the Head Purchaser pursuant to the Offer bears to the total number of diluted shares of Urban Common Stock deemed outstanding for financial reporting purposes. At such time, Urban shall also cause, if requested by the Head Purchaser, (i) each committee of the Urban Board of Directors other than the Urban Special Committee, (ii) the board of directors of each of Urban's Subsidiaries and
(iii) each committee of each such Subsidiary board to include individuals designated by the Head Purchaser constituting up to the same percentage of each such committee or board as the Head Purchaser designees constitute on the Urban Board of Directors. Urban shall, upon request by the Head Purchaser, promptly take all actions necessary to cause the Head Purchaser's designees to be elected to the Urban Board of Directors in accordance with the terms of this SECTION 1.2, including by increasing the size of the Urban Board of Directors and/or, at Urban's election, securing the resignations of such number of directors as is necessary to enable the Head Purchaser's designees to be elected to the Urban Board of Directors in accordance with the terms of this SECTION 1.2; PROVIDED, that at all times prior to the Effective Time, Hexalon agrees that each of the members of the Urban Special Committee are entitled to remain as members of the Urban Special Committee and the Urban Board of Directors. In the event that the Head Purchaser's designees are elected to the Urban Board of Directors, until the Effective Time, those continuing members of the Urban Board of Directors who are members of the Urban Special Committee on the date hereof and who are neither officers of Urban nor designees, Affiliates or associates (within the meaning of the federal securities laws) of the Head Purchaser shall be deemed the "Independent Directors" for purposes of the provisions of this Agreement. Subject to applicable law, Urban shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this SECTION 1.2 and shall include in the Schedule 14D-9 mailed to holders of shares of Urban Stock promptly after the commencement of the Offer (or an amendment thereto or an information statement pursuant to Rule 14f-1 if the Head Purchaser has not theretofore designated directors or timely provided the requisite information) such information with respect to Urban and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this SECTION 1.2. The Head Purchaser will promptly supply Urban and be solely responsible for any information with respect to itself and its nominees, officers, directors and Affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, following the time directors designated by the Head Purchaser are elected to the Urban Board of

Directors and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (i) amend or terminate this Agreement on behalf of Urban, (ii) exercise or waive any of Urban's rights or remedies hereunder, (iii) extend the time for performance of the Head Purchaser's obligations hereunder, (iv) take any other action by Urban in connection with this Agreement required to be taken by the Urban Special Committee or the Urban Board of Directors, or (v) take any action taken by Urban in connection with the transactions contemplated by this Agreement, and such affirmative majority vote shall be sufficient to take any such action. Urban acknowledges and agrees that the delegation of authority and power by the Urban Board of Directors to the Urban Special Committee has been expressly limited during the period from the date hereof to the Effective Time to matters regarding the Offer, the Merger, the Amendment, this Agreement and the transactions contemplated hereby and thereby.

                                   ARTICLE II

                                   THE MERGER

         Section 2.1. THE MERGER.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in SECTION 2.3), either (i) if the conditions of SECTION 3.2(k) are satisfied and the Assignment occurs, Head Acquisition Corp shall be merged with and into Urban with Urban surviving in accordance with MGCL and Delaware Law and the Articles of Merger and the Certificate of Merger and then Urban shall be immediately merged with and into Head Acquisition LP with Head Acquisition LP surviving in accordance with MGCL or (ii) if the conditions of SECTION 3.2(k) are not satisfied or if the Assignment does not occur, Urban shall be merged with and into Head Acquisition LP in accordance with MGCL and Delaware Law and the Articles of Merger and the Certificate of Merger. In either case, the separate corporate existence of Urban shall cease and Head Acquisition LP shall continue as the Surviving Entity (in such capacity, the "SURVIVING ENTITY").

                  (b) The Merger shall have the effects set forth in the MGCL and Delaware Law. Accordingly, from and after the Effective Time, the Surviving Entity shall have all the properties, rights, privileges, purposes and powers and debts, duties and liabilities of Urban.

         Section 2.2. CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m. Chicago, Illinois time as promptly as practicable but in no event later than the third Business Day after the satisfaction or waiver of the conditions (other than those conditions that by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of those conditions) set forth in ARTICLE VII (the "CLOSING DATE"), at the offices of Winston & Strawn, 35 W. Wacker Drive, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties.

         Section 2.3. EFFECTIVE TIME. On the Closing Date, the parties shall execute and file the Articles of Merger and the Certificate of Merger, in accordance with, and shall make all other filings or recordings and take all such other action required with respect to the Merger under, the MGCL and Delaware Law. The Merger shall become effective when the later of the Articles of

Merger or the Certificate of Merger, have been accepted for filing by the Maryland Department or the Delaware Office, as the case may be, or at such other time or times as may be agreed by Head Purchaser and Urban (not to exceed 30 days after the later of the latest date the Articles of Merger or the Certificate of Merger, as the case may be, are accepted for recording in Maryland and/or Delaware, as the case may be) and specified in the Articles of Merger and the Certificate of Merger, as the case may be (the "EFFECTIVE TIME"), it being understood that the parties shall cause the Effective Time to occur as soon as practicable after the Closing.

         Section 2.4. MERGER CONSIDERATION. At the Effective Time, by virtue of the Merger and without any further action on the part of Head Acquisition LP, Head Acquisition Corp, Urban, the Urban stockholders or the LP Unitholders, the following shall occur:

         (a) each share of Urban Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the greater of the Per Common Share Amount, or any higher price paid per share of Urban Common Stock in the Offer, in cash, without interest thereon (the "COMMON STOCK MERGER CONSIDERATION"), upon surrender of the Certificate (as defined in SECTION 3.2(b)) formerly representing such share; and

         (b) each share of Urban Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Per Preferred Share Amount, or any higher price paid per share of Urban Preferred Stock in the Offer, in cash, without interest thereon (the "PREFERRED STOCK MERGER CONSIDERATION" and, together with the Common Stock Merger Consideration, the "MERGER CONSIDERATION"), upon surrender of the Certificate formerly representing such share.

         All such shares of Urban Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as applicable, to be paid in consideration therefor upon the surrender of such Certificates in accordance with SECTION 3.2, without interest.

         Section 2.5. ORGANIZATIONAL DOCUMENTS. The organizational documents of Head Acquisition LP, which are substantially in the form attached hereto as EXHIBIT E, shall continue to be the organizational documents of the Surviving Entity following the Effective Time until further amended in accordance with Delaware Law.

         Section 2.6. OFFICERS OF THE SURVIVING ENTITY. From and after the Effective Time, the officers of Hexalon and Head Acquisition LP shall serve until their successors have been duly elected or appointed (in the case of officers) and qualified, or until their death, resignation or removal from office in accordance with the Surviving Entity's organizational documents.

         Section 2.7. URBAN STOCK OPTIONS, URBAN LP UNIT OPTIONS AND RELATED
                      MATTERS.

                  (a) At the Effective Time, each outstanding option (collectively, the "URBAN OPTIONS") to purchase Urban Common Stock granted under Urban's 1993 Option Plan (the

"URBAN OPTION PLAN"), whether or not then vested or exercisable, shall be cancelled and of no further force and effect and the holder of any such option shall be entitled to receive, from and after the Effective Time, an amount in cash equal to the product of (i) the number of shares of Urban Common Stock provided for in such Urban Option and (ii) the excess, if any, of the Common Stock Merger Consideration over the exercise price per share provided for in such Urban Option, which cash payment shall be treated as compensation and shall be net of any applicable Tax. Notwithstanding the foregoing, if the exercise price per share or unit provided for in any Urban Option exceeds the Common Stock Merger Consideration, no cash shall be paid with regard to such Urban Option to the holder of such Urban Option. Prior to the Effective Time, Hexalon and Urban shall establish a procedure to effect the surrender of Urban Options contemplated by this SECTION 2.7(a).

                  (b) At the Effective Time, (i) each outstanding earned incentive unit (the "INCENTIVE UNITS"), granted under the Urban LP's 1996 Incentive Unit Program (the "INCENTIVE UNIT PROGRAM") and (ii) and each outstanding earned incentive share, including shares for the 2000 performance year which are deemed earned for purposes of this Agreement (the "INCENTIVE SHARES" and together with the Incentive Units, the "INCENTIVE SECURITIES") granted under Urban's 1999 Incentive Stock Program and 1999 Supplemental Incentive Stock Program (together, the "INCENTIVE STOCK PROGRAM" and together with the Incentive Unit Program, the "URBAN INCENTIVE PROGRAMS")), whether or not then vested, shall be cancelled and of no further force and effect and the holder of any such Incentive Security shall be entitled to receive, from and after the Effective Time, an amount in cash equal to the product of (i) the number of Incentive Securities owned by such holder and (ii) the Merger Consideration, which cash payment shall be treated as compensation and shall be net of any applicable Tax.

                  (c) Except as may be otherwise agreed to by Head Acquisition LP and Urban, each of Urban and the Urban LP covenants that the Urban Option Plan and the Urban Incentive Programs shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the equity interests of Urban or any of the Urban Subsidiaries (including, without limitation, the Urban
LP) shall be of no further force or effect and shall be deemed to be terminated as of the Effective Time and no holder of an Urban Option, Incentive Unit or Incentive Share or any participant in any Urban Option Plan or Urban Incentive Program shall have any right thereunder to acquire any securities of Urban, the Urban LP, the Surviving Entity or any Subsidiary thereof.

                                   ARTICLE III

                 EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES

      Section 3.1. EFFECT ON STOCK.

                  (a) STOCK OWNED BY THE HEAD PURCHASER OR URBAN SUBSIDIARIES. As of the Effective Time, any shares of stock of Urban that are owned by the Head Purchaser or any Urban Subsidiary automatically shall be canceled and retired and all rights with respect thereto shall cease to exist and no consideration shall be delivered in exchange therefor.

                  (b) EQUITY INTERESTS OF HEAD ACQUISITION LP. Upon the Effective Time, each unit of partnership interest of Head Acquisition LP outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one unit of validly issued, fully paid and nonassessable partnership interest of the same class, series and designation.

         Section 3.2. PAYMENT FOR SECURITIES/EXCHANGE OF CERTIFICATES.

                  (a) PAYING AGENT. At the Effective Time, Rodamco and Hexalon shall deposit or cause to be deposited with a bank or trust company designated by Hexalon and reasonably acceptable to Urban (the "PAYING AGENT"), for the benefit of the holders of shares of Urban Stock and for payment in accordance with this ARTICLE III, through the Paying Agent, cash in an amount sufficient to pay the aggregate amount of the Merger Consideration (such cash being hereinafter referred to as the "PAYMENT FUND"), payable pursuant to SECTION 2.4 in exchange for outstanding shares of Urban Stock.

                  (b) EXCHANGE PROCEDURES. (i) Within five Business Days after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Urban Stock (each, a "CERTIFICATE"), which holder's shares of Urban Stock were converted into the right to receive the Merger Consideration as set forth in SECTION 2.4: (A) a letter of transmittal (a "LETTER OF TRANSMITTAL") which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Entity may reasonably specify; and (B) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration.

                           (ii) Upon surrender of a Certificate for cancellation to the Paying Agent, together with a Letter of Transmittal, duly executed, and any other documents reasonably required by the Paying Agent or the Surviving Entity, (A) the holder of a Certificate formerly representing shares of Urban Stock or shall be entitled to receive in exchange therefor the applicable amount of the Merger Consideration which such holder has the right to receive pursuant to the provisions of SECTION 2.4; and (B) the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each such Certificate shall represent the right to receive the aggregate Merger Consideration relating thereto.

                           (iii) In the event of a transfer of ownership of Urban Stock, which is not registered in the transfer records of Urban, the appropriate amount of the Merger Consideration may be paid to a transferee if the Certificate representing such Urban Stock is presented to the Paying Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable Taxes have been paid. Until surrendered as contemplated by this SECTION 3.2, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the appropriate amount of the applicable Merger Consideration.

                           (iv) The Amendment shall govern the terms and conditions of the conversion, redemption or exchange of the units of the Urban LP.

                  (c) LIQUIDATING DISTRIBUTION. Urban hereby intends that this Agreement shall constitute a plan of liquidation and that the portions of the transactions contemplated hereby constituting the Partnership Merger or the Alternative Partnership Merger, as the case may be, shall be treated as a liquidation of Urban into Head Acquisition LP which is governed by Section 331 of the Code and Section 562(b) of the Code.

                  (d) NO FURTHER OWNERSHIP RIGHTS. All Merger Consideration paid upon the surrender for exchange of the Certificates representing shares of Urban Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Urban Stock and, after the Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Entity, of the shares of Urban Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity, for any reason, they shall be canceled and exchanged as provided in this ARTICLE III.

                  (e) TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund that remains undistributed to the former Urban stockholders on the six-month anniversary of the Effective Time shall be delivered to the Surviving Entity upon demand, and any former Urban stockholders who have not theretofore received any applicable Merger Consideration to which they are entitled under this ARTICLE III, shall thereafter look only to the Surviving Entity for payment of their claims with respect thereto and only as general creditors thereof.

                  (f) NO LIABILITY. None of Hexalon, the Surviving Entity or Head Acquisition Corp shall be liable to any holder of shares of Urban Stock for any part of the Merger Consideration delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares five years after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any federal, state or local government or any court, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY"), shall, to the extent permitted by applicable Law, become the property of the Surviving Entity free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                  (g) LOST, STOLEN OR DESTROYED CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the appropriate amount of the applicable Merger Consideration.

                  (h) WITHHOLDING OF TAX. The Surviving Entity or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration such amount as the Surviving

Entity, any Affiliate of the Surviving Entity or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Entity or the Paying Agent, such withheld amounts shall be (i) paid over to the applicable Governmental Entity in accordance with applicable law and (ii) treated for all purposes of this Agreement as having been paid to the former holder of a Certificate in respect of which such deduction and withholding was made by the Surviving Entity or the Paying Agent.

                  (i) NO DISSENTERS' RIGHTS. Except with respect to the Unit Voting Stock, no dissenters' or appraisal rights shall be available with respect to the Merger or the other transactions contemplated hereby; PROVIDED, that the requirements of Section 3-202 of MGCL have been complied with.

                  (j) STOCKHOLDERS' MEETING.

                           (i) If required by applicable law to consummate the Merger, Urban, acting through the Urban Board of Directors, shall, in accordance with the Urban Charter, Urban By-Laws and applicable Law and provided that this Agreement shall not have been terminated:

                                    (A) duly call, give notice of, convene and
                 hold a special meeting of its stockholders (the "URBAN STOCKHOLDER MEETING") as promptly as reasonably practicable following the acceptance for payment and payment for Urban Stock by Head Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement.

                                    (B) as promptly as reasonably practicable,
                 prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its commercially reasonable efforts, subject to the terms of this Agreement, (1) to obtain and furnish the information required to be included by the SEC in the proxy or information statement and, after consultation with Hexalon, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto, to be mailed to its stockholders; PROVIDED, that no amendment or supplement to the proxy or information statement will be made by Urban without consultation with Hexalon and its counsel and (2) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                                    (C) subject to the terms of this Agreement,
                 include in the proxy or information statement (i) the recommendation of the Urban Board of Directors that stockholders of Urban vote in favor of the approval of the Merger and this Agreement and (ii) the opinion of the Urban Financial Advisor.

                           (ii) The Head Parties shall vote, or cause to be voted, all of the shares of Urban Common Stock purchased in the Offer or otherwise acquired or owned by such parties in favor of the approval of the Merger and this Agreement.

                  (k) MERGER WITHOUT MEETING OF STOCKHOLDERS. Notwithstanding
SECTION 3.2(j), if the Head Parties shall acquire or otherwise own, in the aggregate, shares of Urban Common Stock entitled to cast at least 90.0% of the votes entitled to be cast on the Merger, pursuant to the Offer or otherwise (including pursuant to the Common Share Option), the parties hereto shall take all necessary and appropriate action to cause the Merger of Head Acquisition Corp with and into Urban to become effective as soon as practicable after acceptance for payment of and payment for the shares of Urban Common Stock by Head Acquisition Corp pursuant to the Offer without a meeting of stockholders of Urban, in accordance with Section 3-106 of the MGCL and Section 253 of Delaware Law, including providing notice, as promptly as practicable, of the Merger to each stockholder of record of Urban in accordance with Section 3-106(d) of the MGCL.

                  (l) ADDITIONAL ACTIONS. If, at any time after the Effective Time, Hexalon shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other documents, actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Head Acquisition LP its right, title or interest in, to or under any of the rights, properties or assets of Hexalon, Head Acquisition Corp, Urban or the Urban LP, or otherwise to carry out this Agreement, the officers of Head Acquisition LP shall be authorized to execute and deliver, in the name and on behalf of Hexalon, Head Acquisition LP, Head Acquisition Corp, Urban or the Urban LP, all such deeds, bills of sale, assignments, assurances and other documents and to take and do, in the name and on behalf of Hexalon, Head Acquisition LP, Head Acquisition Corp, Urban or the Urban LP, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Head Acquisition LP or otherwise to carry out this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Section 4.1. REPRESENTATIONS AND WARRANTIES OF URBAN. Urban represents and warrants to Hexalon, Head Acquisition LP and Head Acquisition Corp as follows:

                  (a) ORGANIZATION, STANDING AND CORPORATE POWER OF URBAN. Urban is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland and has the requisite corporate power, authority and all necessary government approvals or licenses to own, lease and operate its properties and to carry on its business as now being conducted. Urban is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of Urban, the

Urban LP and the Urban Subsidiaries taken as a whole or prevent or materially delay the consummation of the Offer, the Merger or the Amendment or any other transaction contemplated hereby, not including the effect of general economic changes, changes in the U.S. financial markets generally, changes that affect REITs generally and changes that affect the retail industry or retail real estate properties generally (a "URBAN MATERIAL ADVERSE EFFECT"). Urban has heretofore made available to Hexalon complete and correct copies of Urban's charter, as amended (the "URBAN CHARTER"), and by-laws, as amended (the "URBAN BY-LAWS"). The Urban Charter and the Urban By-laws are each in full force and effect as of the date hereof. Each jurisdiction in which Urban is qualified or licensed to do business and each assumed name under which it conducts business in any jurisdiction are identified in Section 4.1(a) of the disclosure letter dated as of the date of this Agreement and delivered to Hexalon in connection with the execution hereof (the "URBAN DISCLOSURE LETTER").

                  (b) URBAN SUBSIDIARIES; INTERESTS IN OTHER PERSONS. (i) Each Urban Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power, authority and all necessary government approvals and licenses to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such approvals or licenses, individually or in the aggregate, would not have an Urban Material Adverse Effect. Each Urban Subsidiary, including the Urban LP, that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power, authority and all necessary government approvals and licenses to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such approvals or licenses, individually or in the aggregate, would not have an Urban Material Adverse Effect. Each Urban Subsidiary, including the Urban LP, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have an Urban Material Adverse Effect. All outstanding shares of stock of each Urban Subsidiary that is a corporation have been duly authorized, are validly issued, fully paid and nonassessable, and are not subject to any preemptive rights and are owned by Urban and/or another Urban Subsidiary, except as disclosed in Section 4.1(b)(i) of the Urban Disclosure Letter, and are so owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"). All equity interests in each Urban Subsidiary, including the Urban LP, that is a partnership, limited liability company, trust or other entity have been duly authorized and are validly issued and are owned by Urban and/or another Urban Subsidiary, except as disclosed in Section 4.1(b)(i) or Section 4.1(c)(i)(D) of the Urban Disclosure Letter, and are so owned free and clear of all Liens. Except as set forth in Section 4.1(b)(i) of the Urban Disclosure Letter, there are no outstanding options, warrants or other rights to acquire ownership interests from any Urban Subsidiary. Urban has heretofore made available to Hexalon complete and correct copies of the charter, by-laws or other organizational documents of each of the Urban Subsidiaries, each as amended to date and each as in full force and effect as of the date hereof. Section 4.1(b)(i) of the Urban Disclosure Letter sets forth (A) all Urban Subsidiaries and their respective jurisdictions of incorporation or organization, (B) each owner and the respective amount of such owner's equity interest in each Urban Subsidiary and (C) a list of each jurisdiction in which each Urban Subsidiary is qualified or licensed to do business and each assumed name under which each such Urban Subsidiary conducts business in any jurisdiction.

                           (ii) Except for the stock of, or other equity interests in, the Urban Subsidiaries, equity interests in publicly traded companies with an original cost to Urban, in the aggregate, of less than $25,000 and the other interests disclosed in Section 4.1(b)(ii) of the Urban Disclosure Letter (the "URBAN OTHER INTERESTS"), neither Urban nor any of the Urban Subsidiaries owns any stock or other ownership interest in any Person. Neither Urban nor any Urban Subsidiary has violated any provision of any organizational documents governing or otherwise relating to its rights in any Urban Other Interest that would be reasonably expected to have an Urban Material Adverse Effect.

                  (c)      CAPITAL STRUCTURE.

                           (i)      STOCK

                                    (A) As of the date of this Agreement, the
                 authorized stock of Urban consists of (1) 140,000,000 shares of Public Common Stock, (2) 5,000,000 shares of Unit Voting Stock and (3) 5,000,000 shares of series preferred stock. Shares of Urban's series preferred stock have been designated as set forth in Section 4.1(c)(i)(A) of the Urban Disclosure Letter.

                                    (B) As of the date of this Agreement, (1)
                 17,781,018 shares of Public Common Stock are issued and outstanding, (2) 407,935 shares of Unit Voting Stock are issued and outstanding, (3) 2,999,400 shares of Series A Preferred Stock are issued and outstanding, (4) 773,515 shares of Series B Preferred Stock are issued and outstanding and (5) no shares of Series C Cumulative Redeemable Preferred Stock (the "SERIES C PREFERRED STOCK"), Series D Cumulative Redeemable Preferred Stock (the "SERIES D PREFERRED STOCK") or Junior Participating Preferred Stock are issued and outstanding.

                                    (C) As of the date of this Agreement, (1)
                 904,885 shares of Public Common Stock are reserved for issuance upon exercise of outstanding Urban Options and 6,401 additional shares of Public Common Stock are reserved for issuance under the Urban Option Plan, (2) 9,041,369 shares of Public Common Stock are reserved for issuance upon exchange of LP Units for shares of Urban Common Stock pursuant to the Urban LP Agreement, (3) 1,018,182 shares of Public Common Stock are reserved for issuance upon redemption and exchange of the outstanding Convertible Preferred Units pursuant to the Urban LP Agreement, (4) 261,489 shares of Public Common Stock are reserved for issuance upon redemption and exchange of the outstanding Incentive Units, (5) 629,500 shares of Public Common Stock are reserved for issuance pursuant to the Incentive Stock Program, (6) 2,999,400 shares of Public Common Stock are reserved for issuance upon the redemption and exchange of shares of the outstanding Series A Preferred Stock pursuant to the Urban Charter, (7) 773,515 shares of Public Common Stock are reserved for issuance upon the redemption and exchange of shares of outstanding Series B Preferred Stock pursuant to the Urban Charter, (8) 3,278,161 shares of Public Common Stock are reserved for issuance to certain significant security holders or their affiliates as payment of part or all of the purchase price of interests in certain developed and undeveloped properties in the event that Urban purchases these interests and (9) 407,935 shares of Public Common Stock are reserved for issuance upon conversion of outstanding Unit Voting Stock. Shares of Urban's series preferred stock are reserved for issuance as set forth in Section 4.1(c)(i)(C) of the Urban Disclosure Letter.

                                    (D) Except as set forth in this SECTION
                 4.1(c) or in Section 4.1(c)(i)(C) or Section 4.1(c)(i)(D) of the Urban Disclosure Letter, there are issued and outstanding or reserved for issuance: (1) no shares of stock, Voting Debt or other voting securities of Urban; (2) no restricted shares of Urban Stock, performance share awards or dividend equivalent rights relating to the equity interests of Urban or the Urban LP, (3) no securities of Urban or any Urban Subsidiary or securities or assets of any other entity convertible into or exchangeable for shares of stock, Voting Debt or other voting securities of Urban or any Urban Subsidiary; and (4) no subscriptions, options, warrants, conversion rights, stock appreciation rights, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which Urban or any Urban Subsidiary is a party or by which it is bound in any case obligating Urban or any Urban Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of stock, Voting Debt or other voting securities of Urban or of any Urban Subsidiary, or obligating Urban or any Urban Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement. All outstanding shares of stock of Urban are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

                                    (E) Except as set forth in Section
                 4.1(c)(i)(E) of the Urban Disclosure Letter, all dividends or distributions on securities of Urban or any Urban Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full.

                           (ii)     PARTNERSHIP UNITS

                                    (A) As of the date of this Agreement,
                 18,188,953 units of general partner interest in the Urban LP (the "GP UNITS"), 9,041,369 units of limited partner interest in the Urban LP (the "LP UNITS"), 1,018,182 7% Cumulative Convertible Redeemable Preferred Partnership Units of the Urban LP (the "CONVERTIBLE PREFERRED UNITS"), 2,999,400 Series A Preferred Units (the "SERIES A UNITS"), 773,515 Series B Preferred Units (the "SERIES B UNITS"), 800,000 Series C Preferred Units (the "SERIES C UNITS") and 3,400,000 Series D

                 Preferred Units (the "SERIES D UNITS" and together with the Convertible Preferred Units, the Series A Units, the Series B Units and the Series C Units, the "URBAN PREFERRED UNITS") are validly issued and outstanding, are not subject to preemptive rights and any capital contribution required to be made by the holders thereof has been made.

                                    (B) Urban is the sole general partner of the
                 Urban LP as of the date of this Agreement and holds (1) 18,188,953 GP Units, representing 100% of the outstanding GP Units in the Urban LP, (2) 2,999,400 Series A Units, representing 100% of the outstanding Series A Units and (3) 773,515 Series B Units, representing 100% of the outstanding Series B Units. Section 4.1(c)(ii)(B) of the Urban Disclosure Letter sets forth the name, number and class of GP Units, LP Units and Urban Preferred Units held by each partner in the Urban LP.

                                    (C) Each LP Unit may, under certain
                 circumstances and subject to certain conditions set forth in the Urban LP Agreement, be converted to shares of Urban Common Stock on a one-for-one basis. The holders of Convertible Preferred Units have the right, under certain circumstances, to convert such units into Class B Units of the Urban LP on a one-for-one basis pursuant to the terms of the Convertible Preferred Units. The holders of Series C Units have the right, under certain circumstances, to exchange such units for shares of Series C Preferred Stock on a one-for-one basis pursuant to the terms of the Series C Units. The holders of the Series D Units have the right, under certain circumstances, to exchange such units for shares of Series D Preferred Stock on a one-for-one basis pursuant to the terms of the Series D Units. As of the date of this Agreement, no notice has been received by Urban or the Urban LP of the exercise of any of the rights set forth in this paragraph (C), which are not reflected in this SECTION 4.1(c).

                           (iii)    MISCELLANEOUS

                                    (A) Except for the Transaction Documents (as
                 defined in SECTION 4.1(d)(i)) and except as set forth in
                 Section 4.1(c)(iii)(A) or Section 4.1(c)(iii)(B) of the Urban Disclosure Letter, there are not any (i) stockholder agreements, voting trusts, proxies or other agreements or understandings relating to the voting of any shares of stock of Urban or partnership interests in the Urban LP or (ii) agreements or understandings relating to the sale or transfer (including agreements imposing transfer restrictions) of any shares of stock of Urban or any ownership interests in any Urban Subsidiary, to which Urban or any Urban Subsidiary is a party or by which it is bound. Except as set forth in Section 4.1(c)(iii)(A) of the Urban Disclosure Letter, there are no restrictions on Urban's ability to vote the equity interests of any of the Urban Subsidiaries.

                                    (B) Except as set forth in Section
                 4.1(c)(iii)(B) of the Urban Disclosure Letter, no holder of securities in Urban or any Urban Subsidiary has any right to have such securities registered by Urban or any Urban Subsidiary, as the case may be.

                                    (C) Except as set forth in Section 4.1(b)(i)
                 or Section 4.1(c)(iii)(C) of the Urban Disclosure Letter and except for LP Units, there are not any Urban Subsidiaries in which any officer or director of Urban or any Urban Subsidiary owns any stock or other securities. There are no agreements or understandings between Urban or any Urban Subsidiary and any Person listed in Section 4.1(b)(i) or Section 4.1(c)(iii)(C) of the Urban Disclosure Letter that could cause such Person to be treated as holding any stock or security in Urban or any Urban Subsidiary as an agent for, or nominee of, Urban or any Urban Subsidiary.

                 (d)  AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVAL; LP UNITS.

                           (i) Urban has all requisite power and authority to enter into this Agreement and all other documents to be executed by Urban in connection with the transactions contemplated hereby (collectively, the "TRANSACTION DOCUMENTS") and to consummate the transactions contemplated hereby and thereby, subject, solely with respect to the consummation of the Merger, to receipt of the Urban Stockholder Approval and the acceptance for record of the Articles of Merger and the Certificate of Merger by the Maryland Department and the Delaware Office and subject, solely with respect to the Amendment, to the approval of the Amendment by the LP Unitholders. Each Urban Subsidiary that is a party to any Transaction Document has all requisite power and authority to enter into such Transaction Document and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Urban and each applicable Urban Subsidiary, subject, solely with respect to the consummation of the Merger, to receipt of the Urban Stockholder Approval and subject, solely with respect to the Amendment, to the approval of the Amendment by the LP Unitholders. The Transaction Documents have been duly executed and delivered by Urban and each applicable Urban Subsidiary and subject, solely with respect to the consummation of the Merger, to receipt of the Urban Stockholder Approval and subject, solely with respect to the Amendment, to the approval of the Amendment by the LP Unitholders, constitute valid and binding obligations of Urban and each applicable Urban Subsidiary, enforceable against Urban and each Urban Subsidiary in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                           (ii) Except as set forth in Section 4.1(d)(ii) of the Urban Disclosure Letter and except for the Urban Stockholder Approval and the approval of the Amendment by the LP Unitholders, the execution and delivery of the Transaction Documents by Urban or each applicable Urban Subsidiary do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, or the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of Urban or any of the Urban Subsidiaries under, require the consent or approval of any third party or otherwise result in a material detriment or default to Urban or any of the Urban Subsidiaries under, any provision of (A) the Urban Charter or the Urban By-laws or any provision of the comparable charter or organizational documents of any of the Urban Subsidiaries, (B) any loan or credit agreement or note, except for the Triggered Loans (as defined below) (it being understood that no representation is being given as to whether the Surviving Entity and the Urban Subsidiaries will be in compliance with any financial covenants contained therein following the Merger) or any bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Urban or any of the Urban Subsidiaries, or their respective properties or assets or any guarantee by Urban or any of the Urban Subsidiaries of any of the foregoing, (C) any joint venture or other ownership arrangement or any Material Contract (as defined in Section 4.1(w)(i)) or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in SECTION 4.1(d)(iii) are duly and timely obtained or made and the Urban Stockholder Approval has been obtained, any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Urban or any of the Urban Subsidiaries, or any of their respective properties or assets, other than, in the case of clauses (B) (except with respect to the Triggered Loans), (C) and (D), any such conflicts, violations, defaults, rights, Liens or detriments that, individually or in the aggregate, would not reasonably be expected to have an Urban
         Material Adverse Effect. For the purposes of this Agreement, the term "TRIGGERED LOANS" means the loans identified as "Triggered
         Loans" in Section 4.1(d)(ii) of the Urban Disclosure Letter.

                           (iii) Except as set forth in Section 4.1(d)(iii) of the Urban Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required by or on behalf of Urban or any of the Urban Subsidiaries in connection with the execution and delivery of the Transaction Documents by Urban and each of the applicable Urban Subsidiaries or the consummation by Urban or the applicable Urban Subsidiaries of the transactions contemplated hereby or thereby, except for: (A) the filing with the SEC of (1) (a) if required by the rules and regulations of the SEC, a proxy or information statement in preliminary and definitive form relating to the Urban Stockholder Meeting held in connection with the Merger or (b) other documents otherwise required in connection with the transactions contemplated hereby and (2) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with the Transaction Documents and the transactions contemplated hereby or thereby; (B) the filing of the Articles of Merger and the Certificate of Merger with, and the acceptance for record of the Articles of Merger and the Certificate of Merger by, the Maryland Department and the Delaware Office; (C) the amendment of the certificate of limited partnership of Urban LP to reflect the change in its general partner;
         (D) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws, Takeover Statute or Environmental Laws (as defined in SECTION 4.1(o)) as more specifically described in
         Section 4.1(d)(iii) of the Urban Disclosure Letter; (E) the filing, if applicable, of a pre-merger notification and report by Urban under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended

         (the "HSR ACT"), and the expiration or termination of the applicable waiting period thereunder; and (F) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make individually or in the aggregate, would not reasonably be expected to have an Urban Material Adverse Effect.

                           (iv) Except as expressly contemplated by this Agreement, the holders of Urban Preferred Units will not have, any right to (A) cause the redemption of such Urban Preferred Units, (B) exchange such Urban Preferred Units for any other securities, except as provided in SECTION 4.1(c) or (C) convert, redeem or receive a distribution with respect to such Urban Preferred Units, in each case solely as a result of the Offer, the Merger, the Amendment or the other transactions contemplated by the Transaction Documents.

                  (e)      SEC DOCUMENTS.

                           (i) Urban has made available (including by filing via EDGAR) to Hexalon a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Urban with the SEC since January 1, 1999 and prior to or on the Closing Date (the "URBAN SEC Documents"), which are all the documents (other than preliminary material) that Urban was required to file with the SEC between January 1, 1999 and the Closing Date. As of their respective dates, the Urban SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Urban SEC Documents and none of the Urban SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Urban SEC Documents filed and publicly available prior to the date of this Agreement. Urban has no outstanding and unresolved comments from the SEC with respect to any of the Urban SEC Documents except to the extent such statements have been amended, modified or superseded by later filed Urban SEC Documents. None of the Urban SEC Documents is the subject of any confidential treatment request by Urban. The consolidated financial statements of Urban (including the notes thereto) included in the Urban SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of Urban and the Urban Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of Urban and the Urban Subsidiaries for the periods presented therein. The books of account and other financial records of Urban are accurately reflected in all material respects in the financial statements included in the Urban SEC Documents. Other than Urban, no Urban Subsidiary, including the Urban LP, is required to make any filing with the SEC.

                           (ii) The GP Units, LP Units and the Urban
         Preferred Units are not registered  under Section 12 of the Exchange
         Act.

                  (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed or reflected in the Urban SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 4.1(f) of the Urban Disclosure Letter, since December 31, 1999, Urban and the Urban Subsidiaries have conducted their business only in the ordinary course and there has not been: (i) (A) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Urban's stock; (B) any amendment of any term of any outstanding equity security of Urban or any Urban Subsidiary; (C) any repurchase, redemption or other acquisition by Urban or any Urban Subsidiary of any outstanding shares of stock or other equity securities of, or other ownership interests in, Urban or any Urban Subsidiary;
(D) any change in any method of accounting or accounting practice or any material change in any tax method or election by Urban or any Urban Subsidiary;
(E) any amendment of any employment, consulting, severance, retention or any other agreement between Urban and any officer or director of Urban, except for additions or deletions of individuals to severance plans (other than the senior executive severance plan) in the ordinary course of business and except as set forth in Section 4.1(f) of the Urban Disclosure Letter; or (F) any change, event, effect, damage, destruction or loss relating to the business or operations of Urban that has had, or would reasonably be expected to have, an Urban Material Adverse Effect and (ii) any split, combination or reclassification of any of Urban's stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its stock or any issuance of an ownership interest in, any Urban Subsidiary.

                  (g) NO UNDISCLOSED MATERIAL LIABILITIES. Except as disclosed in the Urban SEC Documents, as set forth in Section 4.1(w)(i) of the Urban Disclosure Letter or as otherwise would not reasonably be expected to have an Urban Material Adverse Effect, there are no liabilities of Urban or any of the Urban Subsidiaries, whether accrued, contingent, absolute or determined, other than: (i) liabilities adequately provided for on the balance sheet of Urban dated as of December 31, 1999 (including the notes thereto) contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 of Urban or (ii) liabilities incurred in the ordinary course of business subsequent to December 31, 1999.

                  (h) NO DEFAULT. Neither Urban nor any of the Urban Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (A) the Urban Charter or the Urban By-laws or the comparable charter or organizational documents of any of the Urban Subsidiaries, (B) any loan or credit agreement or note, including, but not limited to, the Triggered Loans or any bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Urban or any of the Urban Subsidiaries is now a party or by which Urban or any of the Urban Subsidiaries or any of their respective properties or assets is bound, or
(C) any order, writ, injunction, decree, statute, rule or regulation applicable to Urban or any of the Urban Subsidiaries, except, in the case of clauses (B) and (C), for defaults or violations which, individually or in the aggregate, would not reasonably be expected to have an Urban Material Adverse Effect.

                  (i) COMPLIANCE WITH APPLICABLE LAWS. Urban and the Urban Subsidiaries hold all permits, licenses, certificates, registrations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "URBAN PERMITS"), except where the failure so to hold, individually or in the aggregate, would not reasonably be expected to have an Urban Material Adverse Effect. Urban and the Urban Subsidiaries are in compliance with the terms of the Urban Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have an Urban Material Adverse Effect. Except as disclosed in the Urban SEC Documents or as would not reasonably be expected to have an Urban Material Adverse Effect, the businesses of Urban and the Urban Subsidiaries are not being conducted in violation of any Law of any Governmental Entity. No investigation or review by any Governmental Entity with respect to Urban or any of the Urban Subsidiaries is pending and of which Urban has Knowledge or, to the Knowledge of Urban, is threatened, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to have an Urban Material Adverse Effect.

                  (j) LITIGATION. Except as disclosed in the Urban SEC Documents or as set forth in Section 4.1(j) or Section 4.1(n) of the Urban Disclosure Letter and except for routine litigation arising from the ordinary course of business of Urban and the Urban Subsidiaries which are adequately covered by insurance (it being understood that litigation arising from or related in any way to Hazardous Material (as defined in Section 4.1(o)) shall not be considered routine litigation), there is no litigation, arbitration, claim, investigation, suit, action or proceeding pending in which service of process has been received by an employee of Urban or, to the Knowledge of Urban, threatened against or affecting Urban or any Urban Subsidiary that, individually or in the aggregate, would reasonably be expected to have an Urban Material Adverse Effect, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Urban or any Urban Subsidiary of which Urban has Knowledge and which would reasonably be expected to, individually or in the aggregate, (A) have an Urban Material Adverse Effect, (B) cause any of the transactions contemplated by the Transaction Documents to be rescinded following their consummation, including, without limitation, the Offer, the Merger or the Amendment or (C) materially adversely affect the rights of Hexalon, Head Acquisition LP or Head Acquisition Corp to own their respective or Urban's or any Urban Subsidiary's assets and to operate their respective or Urban's or any Urban Subsidiary's business.

                  (k) TAXES.

                           (i) Each of Urban and the Urban Subsidiaries has timely filed all material Tax Returns required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so or otherwise permitted by
         Law). Each such Tax Return was, at the time filed, true, correct and complete in all material respects. Urban and each Urban Subsidiary has paid (or Urban has paid on behalf of such Urban Subsidiary), within the time and in the manner prescribed by Law, all material Taxes that are due and payable. The most recent financial statements contained in the Urban SEC Documents filed with the SEC prior to the date of this Agreement reflect an adequate reserve or accrued liabilities or expenses for all material Taxes due and payable by Urban and the Urban Subsidiaries as a group for all taxable periods and portions thereof through the date of such financial statements. Urban and the Urban Subsidiaries (as a group) have established on their books and records (which may, but are not required to, be reflected only on the books and records of Urban or Urban LP) reserves or accrued liabilities or expenses that are adequate for the payment of all Taxes for which Urban or any Urban Subsidiary is liable but are not yet due and payable. Since the date of the most recent audited financial statements included in the Urban SEC Documents, (A) Urban has incurred no liability for any material
         Taxes under Sections 857(b), 860(c) or 4981 of the Code or IRS
         Notice 88-19 or Treasury Regulation Section 1.337(d)-5T, including, without limitation, any material Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and (B) neither Urban nor any of the Urban Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. No deficiencies for material Taxes have been asserted or assessed in writing by a Governmental Entity against Urban or any of the Urban Subsidiaries, including claims by any Governmental Entity in a jurisdiction where Urban or any Urban Subsidiary does not file
         Tax Returns and no requests for waivers of the time to assess any such material Taxes have been granted and remain in effect or are pending.

                           (ii) Urban (A) for each taxable year of Urban's existence through its taxable year ended December 31, 1999, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated consistent with the requirements for qualification and taxation as a REIT for the period from December 31, 1999 through the date hereof, (C) has not taken any action or omitted to take any action which would reasonably be expected to result in a successful challenge by the Internal Revenue Service to its status as a REIT, and no such challenge is pending, or to Urban's Knowledge, threatened. The nature of the assets of Urban and the Urban Subsidiaries (as a group) is such that the sale of all of the assets owned by them on the date hereof at their respective fair market values would not cause Urban to fail to qualify as a REIT under Section 856(c)(2) or (3) of the Code if Urban's taxable year ended on the date hereof. Each Urban Subsidiary which files Tax Returns as a partnership for federal income tax purposes has since its acquisition by Urban been classified for federal income tax purposes as a partnership and not as an association taxable as a corporation, or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code that is treated as a corporation for federal income tax purposes under Section 7704(a) of the Code. Except in the case of Urban Management Company or any subsidiary thereof, each Urban Subsidiary which is a corporation has been since its formation classified as a qualified REIT subsidiary under Section 856(i) of the Code. Neither Urban nor any Urban Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as announced in IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5T or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code.

                           (iii) As of the date of this Agreement, Urban does not have any earnings and profits attributable to Urban or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

                           (iv) All material Taxes which Urban or the Urban Subsidiaries are required by Law to withhold or collect, including material Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities or are held in separate bank accounts for such purpose. There are no Liens for material Taxes upon the assets of Urban or the Urban Subsidiaries except for statutory Liens for Taxes not yet due.

                           (v) For periods beginning after December 31, 1994, except as set forth in Section 4.1(k)(v) of the Urban Disclosure Letter, (a) the Tax Returns of Urban or any Urban Subsidiary have not been audited by any taxing authority and (b) there are no audits by and contests with any taxing authority currently being conducted with regard to material Taxes or Tax Returns of Urban or any Urban Subsidiary and, to the Knowledge of Urban, there are no audits pending with or proposed by any taxing authority with respect to any material Taxes or Tax Returns.

                           (vi) Except as set forth in Section 4.1(k)(vi) of the Urban Disclosure Letter, neither Urban nor the Urban Subsidiaries are a party to any Tax allocation or sharing agreement.

                           (vii) Urban does not have any material liability for the Taxes of any Person other than Urban and the Urban Subsidiaries and the Urban Subsidiaries do not have any material liability for the Taxes of any Person other than Urban and the Urban Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (B) to the Knowledge of Urban as a transferee or successor or (C) by contract.

                           (viii) Except as set forth in Section 4.1(k)(viii) of the Urban Disclosure Letter, neither Urban nor the Urban Subsidiaries have made any payments, are obligated to make any payments, or are parties to an agreement that could obligate them to make any payments that will not be deductible under Section 280G of the Code. Urban and the Urban Subsidiaries have disclosed to the IRS all positions taken on their federal income Tax Returns which could give rise to a substantial understatement of Tax under Section 6662 of the Code.

                  (l) PENSION AND BENEFIT PLANS; ERISA. Except as set forth in the Urban SEC Documents: (i) all "employee pension benefit plans," as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by Urban or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Urban under Section 414(b), (c), (m) or (o) of the Code (a "URBAN ERISA AFFILIATE") or to which Urban or any of the Urban Subsidiaries or any Urban ERISA Affiliate contributed or is obligated to contribute thereunder within six years prior to the Effective Time (the "URBAN PENSION PLANS") intended to qualify under Section 401 of the Code have received a favorable determination letter from the IRS and, to the Knowledge of Urban, such determination has not been modified, revoked or limited, and, to the Knowledge of Urban as of the Closing Date, nothing has occurred with respect to the operation of the Urban Pension Plans that could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or Tax under ERISA or the Code.

                           (ii) Except as set forth in Section 4.1(l)(ii) of the Urban Disclosure Letter, neither Urban nor any Urban ERISA Affiliate currently sponsors, contributes to, maintains or has liability (whether contingent or otherwise) under (i) a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or (ii) an employee benefit plan that was subject to Part 3 of Subtitle B of Title I of ERISA, or Section 412 of the Code, or Title IV of ERISA.

                           (iii) To the Knowledge of Urban, there is no violation of ERISA or the Code with respect to (A) the filing of applicable reports, documents, and notices with the Secretary of Labor and the Secretary of the Treasury regarding all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus (including, without limitation, any retention bonus plan), long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by Urban or any of the Urban Subsidiaries or with respect to which Urban or any of the Urban Subsidiaries has any liability or the Urban Pension Plans (all such plans, including Urban Pension Plans, being hereinafter referred to as the "URBAN EMPLOYEE BENEFIT PLANS") or (B) the furnishing of such documents to the participants or beneficiaries of Urban Employee Benefit Plans.

                           (iv) Each Urban Employee Benefit Plan, related trust (or other funding or financing arrangement) and all amendments thereto are listed in Section 4.1(l)(iv) of the Urban Disclosure Letter, true and complete copies of which have been made available to Hexalon, as have the most recent summary plan descriptions, administrative service agreements, Form 5500s and, with respect to any Urban Employee Benefit Plan intended to be qualified pursuant to Section 401(a) of the Code, a current IRS determination letter.

                           (v) Each of the Urban Employee Benefit Plans is, and its administration is and has been, in material compliance with, and none of Urban nor any of the Urban Subsidiaries has received any claim, notice or information that any such Urban Employee Benefit Plan is not in compliance with, its terms and all applicable Laws, regulations, rulings and all other applicable governmental Laws, regulations and orders, and prohibited transaction exemptions, including, without limitation, the requirements of ERISA, bonding requirements and the furnishing of documents to the participants and beneficiaries (and other individuals entitled to such documents) of each such plan. Except as described in Section 4.1(l)(v) of the Urban Disclosure Letter, to the Knowledge of Urban, there is no liability for breaches of fiduciary duty in connection with Urban Employee Benefit Plans, and neither Urban nor any of the Urban Subsidiaries or any "party in interest" or "disqualified person" with respect to the Urban Employee Benefit Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

                           (vi) There are no actions, disputes, suits, claims, arbitration or legal, administrative or other proceeding or governmental investigation pending (other than routine claims for benefits) or, to the Knowledge of Urban, threatened, alleging any breach of the terms of any Urban Employee Benefit Plan or of any fiduciary duties thereunder or violation of any applicable Law with respect to any such Urban Employee Benefit Plan.

                           (vii) Except for the payments contemplated by SECTION
         2.7 and except as described in Section 4.1(l)(vii), Section 4.1(k)(viii) or Section 4.1(1)(xv) of the Urban Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, but not limited to, any retention bonuses, parachute payments or noncompetition payments) becoming due to any employee or former employee or group of employees or former employees of Urban or any of the Urban Subsidiaries; (B) increase any benefits otherwise payable under any Urban Employee Benefit Plan; (C) result in the acceleration of the time of payment or vesting of any such rights or benefits; or (D) otherwise result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of Urban or any of the Urban Subsidiaries. Except as described in Section 4.1(l)(vii) of the Urban Disclosure Letter, there are no severance agreements, noncompetition agreements or employment agreements between Urban or any of the Urban Subsidiaries and any employee of Urban or such Urban Subsidiary. True and complete copies of all severance agreements and employment agreements described in Section 4.1(l)(vii) of the Urban Disclosure Letter have been provided to Hexalon.

                           (viii) Except as set forth in Section 4.1(l)(viii) of the Urban Disclosure Letter, neither Urban nor any of the Urban Subsidiaries has any consulting agreement or arrangement, whether oral or written, with any Person involving annual compensation in excess of $100,000.

                           (ix) All contributions, premiums and other payments required by Law or any Urban Employee Benefit Plan or applicable collective bargaining agreement have been made under any such plan to any fund, trust or account established thereunder or in connection therewith by the due date thereof, and no amounts are or will be due to the Pension Benefit Guaranty Corporation as of the Closing Date (except for premiums in the ordinary course of business); and any and all contributions, premiums and other payments with respect to compensation or service before and through the Closing Date, or otherwise with respect to periods before and through the Closing Date, due from any of Urban or its ERISA Affiliates to, under or on account of each Urban Employee Benefit Plan shall have been paid prior to the Closing Date or shall have been fully reserved and provided for or accrued on the Urban financial statements.

                           (x) Except as set forth in Section 4.1(x) of the Urban Disclosure Letter, no stock or other security issued by Urban or any of the Urban Subsidiaries forms or has formed a part of the assets of any Urban Employee Benefit Plan.

                           (xi) Except as set forth in Section 4.1(l)(xi) of the Urban Disclosure Letter, no Urban Employee Benefit Plan that is a "welfare benefit plan" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary or covered dependent of a participant after such participant's termination of employment, except to the extent required by Law. Except as set forth in Section 4.1(l)(xi) of the Urban Disclosure Letter, all Urban Employee Benefit Plans that provide medical, dental health or long-term disability benefits are fully insured and claims with respect to any participant or covered dependent under such Urban Employee Benefit Plan could not reasonably result in any uninsured liability to Urban, any Urban Subsidiary or Hexalon, Head Acquisition LP or Head Acquisition Corp. Urban and the Urban ERISA Affiliates have complied in all material respects with the requirements of Section 4980B of the Code and Parts 6 and 7 of Subtitle B of Title I of ERISA regarding health care coverage under Urban Employee Benefit Plans.

                           (xii) Except as set forth in Section 4.1(l)(xii) of the Urban Disclosure Letter, no amount has been paid by Urban or any of the Urban ERISA Affiliates, and no amount is expected to be paid by Urban or any of the Urban ERISA Affiliates, which would be subject to the provisions of Section 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

                           (xiii) Without limiting any other provision of this
         SECTION 4.1(l), no event has occurred and no condition exists, with respect to any Urban Employee Benefit Plan, that has subjected or could subject Urban or any Urban ERISA Affiliate, or any Urban Employee Benefit Plan or any successor thereto, to any Tax, fine, penalty or other liability (other than, in the case of Urban, an Urban ERISA Affiliate and the Urban Employee Benefit Plans, a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under an Urban Employee Benefit Plan with respect to employees of Urban and the Urban Subsidiaries). No event has occurred and no condition exists, with respect to any Urban Employee Benefit Plan that could subject Hexalon, Head Acquisition LP or Head Acquisition Corp or any of its Affiliates, or any plan maintained by Hexalon, Head Acquisition LP or Head Acquisition Corp or any Affiliate (other than an Affiliate which becomes such pursuant to the transactions contemplated by this Agreement) thereof, to any Tax, fine, penalty or other liability, that would not have been incurred by Hexalon, Head Acquisition LP or Head Acquisition Corp or any of its Affiliates, or any such plan, but for the transactions contemplated hereby. No plan other than an Urban Employee Benefit Plan is or will be directly or indirectly binding on Hexalon, Head Acquisition LP or Head Acquisition Corp by virtue of the transactions contemplated hereby. Hexalon, Head Acquisition LP, Head Acquisition Corp and their Affiliates, including on and after the Closing Date, Urban and any Urban ERISA Affiliate, to the knowledge of Urban, shall have no liability for, under, with respect to or otherwise in connection with any plan, which liability arises under ERISA or the Code, by virtue of Urban or any Urban Subsidiary being aggregated in a controlled group or affiliated service group with any Urban ERISA Affiliate for purposes of ERISA or the Code at any relevant time prior to the Closing Date (other than a liability from providing benefits arising in the ordinary course of business).

                           (xiv) Each Urban Employee Benefit Plan may be unilaterally amended or terminated in its entirety by Urban or the Surviving Entity without liability except as to benefits accrued thereunder prior to amendment or termination.

                           (xv) All individual employment, termination, severance, change in control, retention bonus, post-employment and other compensation agreements, arrangements and plans existing prior to the execution of this Agreement or which will exist prior to the Closing, which are between Urban or an Urban Subsidiary and any current or former director, officer or employee thereof, including the name and title of such current or former director, officer or employee, the type of agreement and the amount of any estimated severance payment (including estimated gross up) owed thereunder due solely to the transactions contemplated by this Agreement, are listed in Section 4.1(1)(vii) or Section 4.1(l)(xv) of the Urban Disclosure Letter (collectively, the "URBAN SEVERANCE AGREEMENTS").

                  (m) LABOR AND EMPLOYMENT MATTERS. Except as set forth in the Urban SEC Documents or as would not be reasonably expected to have an Urban Material Adverse Effect:

                           (i) Except as set forth in Section 4.1(m)(i) of the Urban Disclosure Letter, neither Urban nor any of the Urban Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no question involving current union representation of employees of Urban or any of the Urban Subsidiaries, nor does Urban or any of the Urban Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

                           (ii) There is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure pending, or, to the Knowledge of Urban, threatened against Urban or any of the Urban Subsidiaries.

                           (iii) Except as set forth in Section 4.1(j) of the Urban Disclosure Letter or as otherwise provided above, there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing, alleging breach of any express or implied contract of employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship pending, or, to the Knowledge of Urban, threatened against Urban or any of the Urban Subsidiaries.

                           (iv) There is no strike, slowdown, work stoppage or lockout pending, or, to the Knowledge of Urban, threatened, against or involving Urban or any of the Urban Subsidiaries.

                           (v) The employees of Urban and the Urban Subsidiaries are lawfully authorized to work in the United States according to federal immigration Laws.

                           (vi) Urban and each of the Urban Subsidiaries are in compliance with all applicable Laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health.

                           (vii) As of the date of this Agreement, there is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of Urban, threatened, with respect to which any current or former director, officer, employee or agent of Urban or any of the Urban Subsidiaries is claiming indemnification from Urban or any of the Urban Subsidiaries.

                  (n) INTANGIBLE PROPERTY. Urban and the Urban Subsidiaries own, possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights currently used in the operation of the businesses of each of Urban and the Urban Subsidiaries (collectively, the "URBAN INTANGIBLE PROPERTY"), except where the failure to possess or have adequate rights to use such property, individually or in the aggregate, would not reasonably be expected to have an Urban Material Adverse Effect. All of the Urban Intangible Property is owned or licensed by Urban or the Urban Subsidiaries free and clear of any and all Liens, except as would not, individually or in the aggregate, reasonably be expected to have an Urban Material Adverse Effect, and neither Urban nor any such Urban Subsidiary has forfeited or otherwise relinquished any Urban Intangible Property. Except as set forth in Section 4.1(n) of the Urban Disclosure Letter, to the Knowledge of Urban, the use of Urban Intangible Property by Urban or the Urban Subsidiaries does not in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor, of any other Person. Except as set forth in Section 4.1(n) of the Urban Disclosure Letter, to the Knowledge of Urban, there have been no claims made, and neither Urban nor any of the Urban Subsidiaries has received any notice of any claim nor does Urban otherwise have Knowledge that any of the Urban Intangible Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Urban Intangible Property, except as would not, individually or in the aggregate, reasonably be expected to have an Urban Material Adverse Effect.

                  (o) ENVIRONMENTAL MATTERS. For purposes of this Agreement, (x) "ENVIRONMENTAL LAW" means any current and future Law of any Governmental Entity relating to the protection of human health, safety or the environment, (y) "HAZARDOUS MATERIAL" means (A) any petroleum or petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutant," "contaminant" or words of similar import, or regulated as such, under any Environmental Law or for which a person may be subject to liability under any Environmental Law, and (z) "RELEASE" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, leaching, dispersing, migrating, dumping or disposing into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Material through or into the air, soil, surface water, or groundwater. Except as disclosed in Section 4.1(o) of the Urban Disclosure Letter and except as would not have an Urban Material Adverse Effect:

                           (i) No administrative or compliance order has been issued that is still in effect, no complaint has been filed that has not been resolved, no penalty has been assessed that has not been paid and no investigation or review is pending or, to the Knowledge of Urban, threatened by any Governmental Entity with respect to any alleged failure by Urban or any Urban Subsidiary to have any Urban Permit required under any Environmental Law or with respect to any treatment, storage, recycling, transportation, disposal, Release or threatened Release by Urban or any Urban Subsidiary, or on any property owned, operated or leased by Urban or any Urban Subsidiary, of any Hazardous Material.

                           (ii) Neither Urban nor any Urban Subsidiary nor, to the Knowledge of Urban, any owner or lessee of any property owned, operated or leased by Urban or any Urban Subsidiary, has used, generated, stored, treated or handled any Hazardous Material on such property, except in compliance with Environmental Laws. To the Knowledge of Urban, (A) there are no asbestos-containing materials present on, in or under any property owned, leased or operated by Urban or any Urban Subsidiary, (B) there are no PCBs present on, in or under any property owned, leased or operated by Urban or any Urban Subsidiary, and (C) there are no underground storage tanks, active or abandoned, used for the storage of Hazardous Materials currently present on, in or under any property owned, leased or operated by Urban or any Urban Subsidiary, except in each case where in compliance with Environmental Laws.

                           (iii) Urban and the Urban Subsidiaries have not received notice of a claim, investigation, litigation, proceeding, notice of violation, complaint, or request for information that has not been resolved, to the effect that it is liable to a third party, including a Governmental Entity, as a result of a Release or threatened Release of a Hazardous Material into the environment at any property currently or formerly owned, leased or operated by Urban or an Urban Subsidiary, and to the Knowledge of Urban, there is no reasonable basis for such claim, investigation, litigation, proceeding, notice of violation, complaint, or request for information.

                           (iv) Neither Urban nor any Urban Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any action, suit or proceeding that could be reasonably expected to result in claims against Urban or any Urban Subsidiary related to such Hazardous Material for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder ("CERCLA") and, to the Knowledge of Urban, there is no reasonable basis for such claim. All Hazardous Material which has been removed from any property owned, leased, or operated by Urban or any Urban Subsidiary has been handled, transported and disposed of in compliance with Environmental Laws and by handlers, transporters and to facilities maintaining all required permits and licenses.

                           (v) Urban has made notification of Releases and threatened Releases of a Hazardous Material where required by applicable Environmental Law, and no property now or, to the Knowledge of Urban, previously owned, leased or operated by Urban or any Urban Subsidiary is listed or, to the Knowledge of Urban, proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites where such listing requires investigation or clean-up.

                           (vi) There are no Liens threatened or attached to any Urban Property (as defined in Section 4.1(p)(i)(A)) arising under or pursuant to any applicable Environmental Law, and no action of any Governmental Entity has been taken or, to the Knowledge of Urban, is in process which could subject any of such properties to such Liens. To the Knowledge of Urban, neither Urban nor any Urban Subsidiary currently has a duty under any applicable Environmental Law to place any restriction relating to the presence of Hazardous Material at any such Urban Property.

                           (vii) Neither Urban nor any Urban Subsidiary has entered into any agreement to provide indemnification to any third party purchaser pursuant to Environmental Laws in relation to any property or facility previously owned, leased or operated by Urban or an Urban Subsidiary.

                           (viii) To the Knowledge of Urban, neither Urban nor any Urban Subsidiary has in its possession or control or knows of the existence of any environmental assessment or investigation reports prepared within the last four years that have not been provided to Hexalon prior to the execution of this Agreement.

                           (ix) To the Knowledge of Urban, Urban and all Urban Subsidiaries are in compliance with all Environmental Laws at, in, on or under any of their owned or leased properties.

                           (x) To the Knowledge of Urban, there has been no Release or threatened Release of Hazardous Material in violation of any Environmental Law on any property owned, leased or operated by Urban or any Urban Subsidiary or on adjacent parcels of real estate.

                  (p) PROPERTIES.

                           (i) (A) Except as listed in Section 4.1(p)(i)(A) of the Urban Disclosure Letter, Urban or an Urban Subsidiary owns fee simple title to or has a valid leasehold interest in, each of the real properties reflected on the most recent balance sheet of Urban and/or the Urban LP included in the Urban SEC Documents and as identified in
         Section 4.1(p)(i)(A) of the Urban Disclosure Letter (each, a "URBAN PROPERTY" and collectively, the "URBAN PROPERTIES"), which are all of the real estate properties owned by them, free and clear of Liens except for (1) debt and other matters identified in Section

         4.1(p)(i)(A)(1) of the Urban Disclosure Letter, (2) inchoate Liens imposed for construction work in progress or otherwise incurred in the ordinary course of business, (3) mechanics', workmen's and repairmen's Liens (other than inchoate Liens for work in progress); (4) leases, reciprocal easement agreements and all matters disclosed on existing title policies or as would be disclosed on current title reports or surveys (excluding outstanding indebtedness listed in Section 4.1(p)(i)(A)(1) of the Urban Disclosure Letter) and (5) real estate Taxes and special assessments; (B) except as listed in Section 4.1(p)(i)(B) of the Urban Disclosure Letter or as would not reasonably be expected to have an Urban Material Adverse Effect, the Urban Properties are not subject to any rights of way, written agreements, Laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "URBAN PROPERTY RESTRICTIONS"), except for (1) Urban Property Restrictions imposed or promulgated by Law with respect to real property, including zoning regulations, (2) other Urban Property Restrictions, if any, (3) leases on the Rent Roll, reciprocal easement agreements and all matters disclosed on existing title policies or as would be disclosed on current title reports or surveys (excluding outstanding indebtedness listed in Section 4.1(p)(i)(A)(1) of the Urban Disclosure Letter) and
         (4) real estate Taxes and special assessments; (C) except as listed in
         Section 4.1(p)(i)(C) of the Urban Disclosure Letter or as would not reasonably be expected to have an Urban Material Adverse Effect, valid policies of title insurance have been issued insuring Urban's or an Urban Subsidiary's or a predecessor in interest's fee simple title or leasehold estate to the Urban Properties except as noted therein, and, to the Knowledge of Urban, such policies are, at the date of this Agreement, in full force and effect and no claim has been made against any such policy; (D) except as listed in Section 4.1(p)(i)(D) of the Urban Disclosure Letter or as would not reasonably be expected to have an Urban Material Adverse Effect, to the Knowledge of Urban, there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Urban Properties or any agreement, easement or any other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Urban Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Urban Properties (collectively, the "PROPERTY AGREEMENTS") that has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (E) except as listed in Section 4.1(p)(i)(E) of the Urban Disclosure Letter or as would not reasonably be expected to have an Urban Material Adverse Effect, neither Urban nor an Urban Subsidiary has received written notice of any violation of any federal, state or municipal Law, ordinance, order, regulation or requirement affecting any portion of any of the Urban Properties issued by any Governmental Entity that has not otherwise been resolved; (F) except as listed in
         Section 4.1(p)(i)(F) of the Urban Disclosure Letter or as would not reasonably be expected to have an Urban Material Adverse Effect, neither Urban nor an Urban Subsidiary has received written notice to the effect that there are any and there are no (1) condemnation or rezoning or proceedings that are pending or, to the Knowledge of Urban, threatened with respect to any material portion of any of the Urban Properties or (2) zoning, building or similar Laws or orders that are presently being violated or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Urban Properties or by the continued maintenance, operation or use of the parking areas; (G) except as listed in Section 4.1(p)(i)(G) of the Urban Disclosure Letter or as would not reasonably be expected to have an Urban Material Adverse Effect, neither Urban nor any Urban Subsidiary has received written notice that it is currently in default or violation of any Urban Property Restrictions; and (H) except as listed in Section
         4.1(p)(i)(H) of the Urban Disclosure Letter or as would not reasonably be expected to have an Urban Material Adverse Effect, neither Urban nor any Urban Subsidiary has received written notice that it is currently in default of any material Property Agreements.

                           (ii) Except as listed in Section 4.1(p)(ii) of the Urban Disclosure Letter or, individually or in the aggregate, as would not reasonably be expected to have an Urban Material Adverse Effect, each Urban Property complies with the Urban Property Restrictions.

                           (iii) Except as listed in Section 4.1(p)(iii) of the Urban Disclosure Letter or, individually or in the aggregate, as would not reasonably be expected to have an Urban Material Adverse Effect, all properties currently under development or construction by Urban or the Urban Subsidiaries and all properties currently proposed for acquisition, development or commencement of construction prior to the Effective Time by Urban and the Urban Subsidiaries are listed as such in Section 4.1(p)(iii) of the Urban Disclosure Letter. Except as, individually or in the aggregate, would not reasonably be expected to have an Urban Material Adverse Effect, all executory agreements entered into by Urban or any of the Urban Subsidiaries which would require payments by Urban or any Urban Subsidiary in excess of $1,000,000 relating to the development or construction of real estate properties (other than agreements for leases, accounting, legal or other professional services or agreements for material or labor) are listed in Section 4.1(w)(i) of the Urban Disclosure Letter.

                           (iv) The rent roll for each of the Urban Properties (the "RENT ROLL") as of a recent date has been provided or made available to Hexalon. Except as disclosed in Section 4.1(p)(iv) of the Urban Disclosure Letter and for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have an Urban Material Adverse Effect, the information set forth in the Rent Roll is true, correct and complete as of the date thereof. Except as disclosed in Section 4.1(p)(iv) of the Urban Disclosure Letter or as set forth in a delinquency report made available to Hexalon, neither Urban nor an Urban Subsidiary, on the one hand, nor, to the Knowledge of Urban, any other party, on the other hand, is in material monetary default under any lease which, individually or in the aggregate, would reasonably be expected to result in an Urban Material Adverse Effect.

                           (v) Section 4.1(p)(v) of the Urban Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of all material leases which have been executed, but are either not yet included on the Rent Roll or relate to property not yet open for business.

                           (vi) Except as would not, individually or in the aggregate, be reasonably expected to have an Urban Material Adverse Effect, no tenants have been granted options to purchase or rights of first refusal under their applicable leases which would require consent or be triggered by the Merger.

                           (vii) Section 4.1(p)(vii) of the Urban Disclosure Letter contains a list of any unfunded tenant improvements due from Urban or any Urban Subsidiary in excess of $250,000 in any one instance.

                           (viii) Except as set forth in Section 4.1(p)(viii) of the Urban Disclosure Letter, there are no written agreements which restrict Urban or any Urban Subsidiary, including the OP, from transferring any of the Urban Properties.

                           (ix) Except as set forth on Section 4.1(p)(i)(A)(1) of the Urban Disclosure Letter, Urban and each of the Urban Subsidiaries have good and sufficient title to, or is permitted to use under valid and existing leases, all their personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of Urban as of December 31, 1999, except as since sold or otherwise disposed of in the ordinary course of business) or used by them in the ordinary course of business, free and clear of all liens and encumbrances, except such as are reflected on the consolidated balance sheet of Urban as of December 31, 1999, and the notes thereto, and except for liens for current taxes not yet due and payable, and liens or encumbrances which are normal to the business of Urban and the Urban Subsidiaries and are not, in the aggregate, material in relation to the assets of Urban on a consolidated basis and except also for such imperfections of title or leasehold interest, easement and encumbrances, if any, as do not materially interfere with the present use of the properties subject thereto or affected thereby, or as would not otherwise reasonably be expected to cause an Urban Material Adverse Effect.

                  (q) INSURANCE. Section 4.1(q) of the Urban Disclosure Letter sets forth an insurance schedule of Urban. Urban and each of the Urban Subsidiaries maintains insurance with financially responsible insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of Urban and each of the Urban Subsidiaries (taking into account the cost and availability of such insurance). Except as set forth in this SECTION 4.1(q), neither Urban nor any of the Urban Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy of Urban or any of the Urban Subsidiaries.

                  (r) OPINION OF FINANCIAL ADVISOR. The Urban Special Committee has received the written opinion of the Urban Financial Advisor to the effect that, based on, and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the consideration to be received by holders of shares of Public Common Stock and Urban Preferred Stock, in the aggregate, pursuant to this Agreement is fair from a financial point of view to such holders (other than Hexalon and its affiliates). A copy of the written opinion of the Urban Financial Advisor has been delivered to Hexalon.

                  (s) VOTE REQUIRED.

                           (i) The affirmative vote of the holders of shares of Urban Common Stock casting at least two-thirds of the votes entitled to be cast (the "URBAN STOCKHOLDER APPROVAL") is the only vote of the holders of any class or series of the Urban Stock required to approve this Agreement, the Merger, the Amendment and the other transactions contemplated by the Transaction Documents and is only necessary in the event that the shares of Urban Common Stock purchased pursuant to the Offer represent less than 90.0% of the votes entitled to be cast on the Merger.

                           (ii) The affirmative vote of the holders of a majority of the LP Units are the only votes of any unitholders of the Urban LP (including, without limitation, any holders of the Urban Preferred Units) required to approve this Agreement, the Merger, the Amendment and the other transactions contemplated by this Agreement and the Amendment.

                  (t) BENEFICIAL OWNERSHIP OF URBAN COMMON STOCK. Neither Urban nor the Urban Subsidiaries "beneficially own" (as defined in Rule 13d-3 promulgated under the Exchange Act) any of the outstanding Urban Stock.

                  (u) BROKERS. Except for the fees and expenses payable to the Urban Financial Advisor (which fees and the engagement letter with respect to which Person have been disclosed to Hexalon), no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of Urban.

                  (v) INVESTMENT COMPANY ACT OF 1940. Neither Urban nor any of the Urban Subsidiaries is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

                  (w) CONTRACTS.

                           (i) Section 4.1(w)(i) of the Urban Disclosure Letter lists all Material Contracts of Urban. Except as set forth in Section 4.1(w)(i) of the Urban Disclosure Letter or in the Urban SEC Documents, each Material Contract is valid, binding and enforceable and in full force and effect, except where such failure to be so valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, reasonably be expected to have an Urban Material Adverse Effect, and there are no defaults or violations thereunder, nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or a default thereunder, except those defaults or violations that would not, individually or in the aggregate, reasonably be expected to have an Urban Material Adverse Effect. For purposes of this Agreement, "MATERIAL CONTRACTS" shall mean (i) any loan agreement, indenture, note, bond, debenture, mortgage or any other document, agreement or instrument evidencing a capitalized lease obligation or other indebtedness to any Person, other than indebtedness in a principal amount less than $1,000,000, (ii) each material commitment, contractual obligation, capital expenditure or transaction entered into by

         Urban or any Urban Subsidiary which may result in total payments by or liability of Urban or any Urban Subsidiary in excess of $1,000,000, other than leases reflected on Section 4.1(p)(vii) of the Urban Disclosure Letter and (iii) any other agreements filed or required to be filed as exhibits to the Urban SEC Documents pursuant to Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations; PROVIDED, HOWEVER, any contract, agreement or other arrangement under clause (ii) or (iii) above that, by its terms, is terminable within 30 days (without penalty) of the date of this Agreement shall not be deemed to be a Material Contract.

                           (ii) All mortgages on any of the assets of Urban or the Urban LP are listed in Section 4.1(w)(ii) of the Urban Disclosure Letter. The Offer, the Merger, the Amendment and the other transactions contemplated by the Transaction Documents will not trigger any due-on-sale provision on any of such mortgages, except as set forth in
         Section 4.1(w)(ii) of the Urban Disclosure Letter and will not require the consent of any mortgage lender, except as set forth in Section 4.1(w)(ii) of the Urban Disclosure Letter.

                           (iii) Except as set forth in Section 4.1(w)(iii) of the Urban Disclosure Letter, there is no confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants that restrict Urban's ability to conduct its business in any location.

                           (iv) Except as set forth in Section 4.1(w)(iv) of the Urban Disclosure Letter, there are no indemnification agreements entered into by and between Urban and any director or officer of Urban or any of the Urban Subsidiaries.

                  (x) RULE 16B-3. Urban has taken all necessary action, including, without limitation, causing the Urban Board of Directors to adopt resolutions authorizing and approving the Merger, the Amendment, this Agreement and the other transactions contemplated by the Transaction Documents to exempt such transactions under Rule 16b-3 of the Exchange Act from the provisions of
Section 16(b) of the Exchange Act.

                  (y) INAPPLICABILITY OF TAKEOVER STATUTES, URBAN RIGHTS AGREEMENT AND CERTAIN CHARTER AND BYLAW PROVISIONS. (i) Urban has taken all appropriate and necessary actions to exempt the Offer, the Merger, the Amendment, this Agreement and the other transactions contemplated hereby from the restrictions of Subtitles 6 and 7 of Title 3 of the MGCL (the "TAKEOVER STATUTE"). Urban and the Urban Board of Directors have taken all appropriate and necessary actions to (A) amend the Urban Rights Agreement to (1) exempt Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp from the definition of an Acquiring Person (as defined in the Urban Rights Agreement) thereunder due solely to this Agreement and the transactions contemplated hereby (including the Merger and the Offer) and (2) provide that no Distribution Date (as defined in the Urban Rights Agreement) shall be deemed to have occurred as a result of this Agreement or the transactions contemplated hereby (including the Merger and the Offer), (B) render any anti-takeover or other provision contained in the Urban Charter or Urban By-laws inapplicable in the Offer, the Merger, the Amendment, this Agreement and the other transactions contemplated hereby and (C) render any and all limitations on ownership of (1) Urban Stock as set forth in the Urban Charter and (2) the limited partner interests in the Urban LP as set forth in the Urban LP Agreement, including, without limitation, the Ownership

Limit inapplicable to the Offer, the Merger, the Amendment and the other transactions contemplated by this Agreement.

                  (z) RELATED PARTY TRANSACTIONS. Except as disclosed in the Urban SEC Documents or as set forth in Section 4.1(z) of the Urban Disclosure Letter, there are no material arrangements, agreements or contracts entered into by Urban or any of the Urban Subsidiaries, on the one hand, and any Person who is an officer, director or affiliate of Urban or any Urban Subsidiary, any relative of the foregoing or an entity of which any of the foregoing is an affiliate, on the other hand. Copies of all such documents have been made available to Hexalon.

                  (aa) DISCLOSURE DOCUMENTS.

                           (i) Each document required to be filed by Urban with the SEC in connection with the Offer, the Merger, the Amendment and the other transactions contemplated by this Agreement (the "URBAN DISCLOSURE DOCUMENTS"), including, without limitation, the Schedule 14D-9, the Proxy Statement, if any, to be filed with the SEC in connection with the Merger and any amendments or supplements thereto, will comply in all material respects with the provisions of applicable federal securities laws.

                           (ii) At the time the Schedule 14D-9 and the Proxy Statement, if any, including any amendment or supplement thereto filed with the SEC, is first mailed, published or given to the Urban stockholders and at the time of the Urban Stockholder Meeting, each of the Schedule 14D-9 and the Proxy Statement as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Urban Disclosure Document (other than the Proxy Statement) filed after the date of this Agreement, such Urban Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in SECTION 4.1(aa)(i) and this SECTION 4.1(aa)(ii) will not apply to information furnished in writing to Urban by Hexalon specifically for inclusion in an Urban Disclosure Document.

                           (iii) Neither the information supplied or to be supplied in writing by or on behalf of Urban or any Urban Subsidiary for inclusion in, nor the information incorporated by reference from documents filed by Urban or any Urban Subsidiary with the SEC into, the Schedule TO and the Offer Documents will, on the date the Schedule TO and the Offer Documents are filed with the SEC or on the date they are first published, sent or given to Urban stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                           (iv) Urban shall promptly correct the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and Urban shall take all steps necessary to cause such document as so corrected to be filed with the

         SEC and disseminated to Urban's stockholders to the extent required by applicable federal securities laws.

         Section 4.2. REPRESENTATIONS AND WARRANTIES OF RODAMCO, HEXALON, HEAD ACQUISITION LP AND HEAD ACQUISITION CORP. Rodamco, Hexalon,
Head Acquisition LP and Head Acquisition Corp represent and warrant to Urban and the Urban LP as follows:

                  (a) ORGANIZATION, STANDING AND POWER OF RODAMCO, HEXALON, HEAD ACQUISITION LP AND HEAD ACQUISITION CORP. Rodamco is a company duly formed and validly existing under the Law of the Netherlands and is in good standing in such jurisdiction. Hexalon is a corporation duly formed and validly existing under the Delaware Law and is in good standing with the Delaware Office. Head Acquisition LP is a limited partnership duly formed and validly existing under Delaware Law and is in good standing with the Delaware Office. Head Acquisition Corp is a corporation duly formed and validly existing under the Delaware Law and is in good standing with the Delaware Office. Rodamco and Hexalon have made available to Urban complete and correct copies of its charter and by-laws and complete and correct copies of Head Acquisition LP's Limited Partnership Agreement and Head Acquisition Corp's charter and by-laws, each of which is in full force and effect as of the date hereof.

                  (b) AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS.

                           (i) Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp have all requisite power and authority to enter into the Transaction Documents to which they are parties and to consummate the transactions contemplated hereby or thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp.

                           (ii) The Transaction Documents to which Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp are parties have been duly executed and delivered by each of Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp, as the case may be, and, constitute valid and binding obligations of each of Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp, as the case may be, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

                           (iii) The execution and delivery of the Transaction Documents by Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of such parties under, require the consent or approval of any third party or otherwise result in a material detriment to such parties under, require the consent or approval of any third party or otherwise result in a material detriment to such parties under, any provision of (A) the charter or by-laws of Rodamco or Hexalon, the partnership agreement of Head Acquisition LP or the charter or by-laws of Head Acquisition Corp, (B) any Material Contract applicable to Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp, their respective properties or assets or any guarantee by Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp, (C) any joint venture or other ownership arrangement or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in SECTION 4.2(B)(iv) are duly and timely obtained or made, any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp or any of their respective properties or assets, other than, in the case of clauses (B), (C) and (D), any such conflicts, violations, defaults, rights, Liens or detriments that, individually or in the aggregate, would not reasonably be expected to materially impair or delay the ability of Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp to perform its obligations hereunder or under any of the other Transaction Documents or prevent the consummation of any of the transactions contemplated hereby or thereby.

                           (iv) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp in connection with the execution and delivery by Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp of the Transaction Documents to which Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp is a party or the consummation by Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp of the transactions contemplated hereby or thereby, except for: (A) the filing with the SEC of such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (B) the filing of the Articles of Merger and the Certificate of Merger with, and acceptance for recording of the Articles of Merger and the Certificate of Merger by, the Maryland Department and the Delaware Office; (C) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws, Takeover Statute or Environmental Laws; (D) filings under the HSR Act, if applicable; and (E) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make would not reasonably be expected to materially impair or delay the ability of Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp to perform its obligations hereunder or under any of the other Transaction Documents or prevent the consummation of any of the transactions contemplated hereby or thereby.

                  (c) FINANCING COMMITMENT LETTER. Head Acquisition LP has provided to Urban a copy of the financing commitment letter, attached as EXHIBIT F, including any exhibits, schedules or amendments thereto (the "FINANCING LETTER"). The Financing Letter is effective and has not been withdrawn or modified and all commitment fees have been paid thereunder. To the Knowledge of Rodamco and Hexalon, the conditions set forth in the Financing Letter will be able to be satisfied prior to the Effective Time. Head Acquisition LP or Head Acquisition Corp will have available, and Rodamco and Hexalon will cause Head Acquisition LP or Head Acquisition Corp to have available, at the time of acceptance for payment and payment for the Urban Stock pursuant to the Offer all funds necessary to pay for all shares of Urban Stock that Head Acquisition LP or Head Acquisition Corp becomes obligated to accept for payment and pay for pursuant to the Offer and to consummate the Offer, the Merger, the Amendment and the other transactions contemplated by the Transaction Documents.

                  (d) DOCUMENTS RELATING TO OFFER. The Schedule TO, the Offer and the Offer Documents shall comply in all material respects with the applicable requirements of the federal securities laws, except that no representation is made by Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp with respect to information supplied in writing by Urban or the Urban LP specifically for use in the Offer Documents. At the time of the filing of any Urban Disclosure Document, none of the information that may be supplied in writing by Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp or any of their Affiliates specifically for use in such document will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time the Schedule TO is first mailed, published or given to the Urban stockholders, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) NO OTHER BUSINESS. Head Acquisition LP and Head Acquisition Corp were formed solely for the purpose of engaging in the transactions contemplated hereby, have engaged in no other business activities and have conducted their operations only as contemplated thereby.

                  (f) BROKERS. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp, for which fee or commission Urban or any Urban Subsidiary may be liable.

                  (g) LITIGATION. There is no litigation, arbitration, claim, investigation, suit, action or proceeding pending or, to the Knowledge of Rodamco or Hexalon, threatened against or affecting Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp which would reasonably be expected to, individually or in the aggregate,
(A) cause any of the transactions contemplated by the Transaction Documents to be rescinded following their consummation, including, without limitation, the Offer, the Merger or the Amendment or (B) materially impair or delay the ability of Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp to perform its obligations hereunder or under any of the other Transaction Documents or prevent the consummation of any of the transactions contemplated hereby or thereby.

                  (h) REIT STATUS. The ownership of any one or more shares of stock, options or warrants of Urban, or units or other equity interests, options or warrants of Urban LP, by Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp will not at any time adversely affect Urban's status as a REIT under the Code or cause Urban to be treated as a "pension held REIT" under
Section 856(h) of the Code.


                                    ARTICLE V

           COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER

         Section 5.1. CONDUCT OF BUSINESS BY URBAN AND THE URBAN LP.

                  (a) During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, Urban shall, and shall cause each of the Urban Subsidiaries (including the Urban LP) to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and Urban's status as a REIT within the meaning of the Code. Urban shall confer on a regular and frequent basis with Hexalon, report on operational matters and promptly advise Hexalon orally and in writing of any Urban Material Adverse Effect or any matter which could reasonably be expected to have an Urban Material Adverse Effect (including, without limitation, any litigation having potential liability to Urban or any of the Urban Subsidiaries in excess of $250,000 or any complaint, investigation or hearing by a Governmental Entity involving Urban or any of the Urban Subsidiaries). Urban shall promptly provide to Hexalon (and its counsel) copies of all filings made by Urban with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  (b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, except as set forth in SECTION 6.3(c), as otherwise contemplated by this Agreement or the Stock Purchase Agreement or to the extent consented to by Hexalon, Urban shall not and shall not authorize or commit or agree to, and shall cause the Urban Subsidiaries (including the Urban
LP) not to (and not to authorize or commit or agree to):

                           (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of Urban's stock or the partnership interests, stock or other equity interests in any Urban Subsidiary that is not directly or indirectly wholly-owned by Urban, except for dividends or distributions on the Urban Preferred Stock and Urban Preferred Units, the record date and payment date for which for the quarter ended September 30, 2000 shall in no event be earlier than December 27, 2000, and PROVIDED, that Urban may make dividend payments it is required to make by the Code in order to maintain REIT status and those that are sufficient to eliminate any Federal tax liability, the record date for which will be no earlier than December 29, 2000 and the payment date for which shall be no earlier than January 26, 2001, (B) split, combine or reclassify any stock, partnership interests or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such stock, partnership interests or other equity interests or (C) purchase, redeem (except for the redemption of LP Units for shares of Public Common Stock in accordance with their terms) or otherwise acquire any shares of Urban's stock or the partnership interests, stock or other equity interests in any Urban Subsidiary or any options, warrants or rights to acquire, or security convertible into, shares of Urban's stock or the partnership interests, stock or other equity interests in any Urban Subsidiary, except with respect to any of the foregoing (1) in connection with the use of Urban Common Stock or LP Units to pay the exercise price or Tax withholding obligation upon the exercise of an Urban Option as presently permitted under any Urban Option Plan; or
         (2) in connection with the conversion, redemption or exchange of Convertible Preferred Units, Series A Preferred Stock or Series B Preferred Stock;

                           (ii) issue, deliver, sell or grant any option or other right in respect of any shares of stock, any other voting or redeemable securities (including LP Units or other partnership interests) of Urban or any Urban Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or redeemable securities, except (A) to Urban or an Urban Subsidiary, (B) as permitted or required under the Urban LP Agreement as presently in effect, and (C) in connection with the exercise of outstanding Urban Options under the Urban Option Plan or the exchange of units of the Urban LP for shares of Urban Stock or other units of partnership interest of the Urban LP, pursuant to the terms of such units;

                           (iii) amend the Urban Charter or the Urban By-laws, the Urban LP Agreement or any other comparable charter or organizational documents of any Urban Subsidiary, except as otherwise contemplated by this Agreement;

                           (iv) merge, consolidate or enter into any other business combination transaction with any Person, except as provided in
         SECTION 6.4;

                           (v) (A) enter into any new commitments obligating Urban or any Urban Subsidiary to make capital expenditures in excess of $1,000,000 in the aggregate for each successive period of 45 days following the date hereof, not including tenant allowances under existing leases and the commitments set forth in Section 5.1(b)(v) of the Urban Disclosure Letter, (B) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "COMMITMENT") for the acquisition of any real property or other transaction (other than any Commitment referred to in Section 5.1(b)(v) of the Urban Disclosure Letter) involving nonrefundable deposits in excess of $250,000 and, in any event, not in excess of $2,000,000 in the aggregate; PROVIDED, FURTHER, that on a weekly basis, Urban shall provide Hexalon with notice of any new Commitments entered into irrespective of the amount of any such deposit, (C) commence construction of, or enter into any Commitment to develop or construct, other real estate projects involving in excess of $250,000 (other than any Commitment referred to in Section 5.1(b)(v) of the Urban Disclosure Letter), (D) incur additional indebtedness (secured or unsecured) except under its revolving line(s) of credit and Commitments for indebtedness described in Section 5.1(b)(v) of the Urban Disclosure Letter; or (E) enter into any lease in excess of 10,000 square feet and incur any expenditures related thereto.

                           (vi) sell, mortgage, subject to Lien or otherwise dispose of any of the Urban Properties, except those that are disclosed in Section 5.1(b)(vi) of the Urban Disclosure Letter;

                           (vii) sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal or intangible property, except in transactions made in the ordinary course of business and which are not material, individually or in the aggregate;

                           (viii) except as set forth in Section 5.1(b)(viii) of the Urban Disclosure Letter, guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or prepay, refinance or amend any existing indebtedness or make any investments in any other Person in excess of $100,000;

                           (ix) make or rescind any material election relating to Taxes (unless Urban reasonably determines, after prior consultation with Hexalon, that such action is (a) required by Law; (b) necessary or appropriate to preserve Urban's status as a REIT or the partnership status of the Urban LP or any other Urban Subsidiary which files Tax Returns as a partnership for federal tax purposes; or (c) commercially reasonable in the context of Urban's business and relates to a change in Law in 1999 or thereafter); PROVIDED, that, subject to SECTION 5.1(b)(x), nothing in this Agreement shall preclude Urban from designating dividends paid by it as "capital gain dividends" within the meaning of Section 857 of the Code (with the prior written consent of Hexalon, which will not be unreasonably withheld) or electing to treat any entity as a "taxable REIT subsidiary" (within the meaning of Section 856(i) of the Code);

                           (x) elect to treat any portion of the liquidating distribution made in connection with the portions of the transactions contemplated hereby constituting the Partnership Merger or the Alternative Partnership Merger, as the case may be, as a dividend received by the distributee or elect to pay Tax on any capital gain realized after January 1, 2000;

                           (xi) (A) change any of its methods, principles or practices of accounting in effect other than as required by GAAP, PROVIDED, that with the consent of Hexalon, which shall not be unreasonably withheld, Urban may implement a change in method of accounting for federal income tax purposes with respect to classifying certain property as personal property rather than real property, or (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises relating to Taxes on real property or sales Taxes in an amount not to exceed, individually or in the aggregate, $250,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax

         Return for the taxable year ended December 31, 1999, except as may be required by the SEC, applicable Law or GAAP;

                           (xii) except as set forth in Section 5.1(b)(xii) of the Urban Disclosure Letter, adopt any new employee benefit plan, incentive plan, severance plan, bonus plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, or enter into or amend any employment agreement or similar agreement or arrangement or, except in the ordinary course consistent with past practice, grant or become obligated to grant any increase in the compensation of officers or employees, except such changes as are required by Law or which are not more favorable to participants than provisions presently in effect;

                           (xiii) settle or compromise any material litigation, including, without limitation, any material stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement or waive, release or assign any material rights or claims;

                           (xiv) except as set forth in Section 5.1(b)(xiv) of the Urban Disclosure Letter, enter into or amend or otherwise modify any agreement or arrangement with persons that are Affiliates of Urban (other than agreements with Urban Subsidiaries) or, as of the date of this Agreement, are employees, officers or directors of Urban or any Urban Subsidiary without the prior written consent of Hexalon and the approval of a majority of the "independent" members of the Urban Board of Directors;

                           (xv) except as otherwise permitted or contemplated by this Agreement, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Urban or any of the Urban Subsidiaries;

                           (xvi) fail to use its commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses;

                           (xvii) materially amend or terminate, or waive compliance with the terms of or breaches under, any Material Contract or enter into a new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.1(w)(i) of the Urban Disclosure Letter;

                           (xviii) fail to use its commercially reasonable efforts to comply or remain in compliance with all material terms and provisions of any agreement relating to any outstanding indebtedness of Urban or any Urban Subsidiary;

                           (xix) take any action that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of Urban set forth in this Agreement becoming untrue or (B) any of the Tender Offer Conditions or SECTION 7.2 not being satisfied; and

                  (c) agree in writing or otherwise to take any action inconsistent with any of the foregoing.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

         Section 6.1. ACCESS TO INFORMATION; CONFIDENTIALITY. Urban shall, and shall cause each of the Urban Subsidiaries to, afford to Hexalon and the Hexalon Subsidiaries and their officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours and upon reasonable advance notice during the period prior to the Effective Time to all its properties (but not for the purpose of any physical testing), books, contracts, commitments, personnel and records and, during such period, Urban shall, and shall cause each of the Urban Subsidiaries to, furnish reasonably promptly to Hexalon (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Hexalon and the Hexalon Subsidiaries may reasonably request. Each of Hexalon and the Hexalon Subsidiaries will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement between Urban and Rodamco dated as of July 6, 2000, as amended to date (as so amended, the "CONFIDENTIALITY AGREEMENT").

         Section 6.2. REASONABLE EFFORTS; NOTIFICATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of Rodamco, Hexalon, Head Acquisition LP, Head Acquisition Corp, Urban and the Urban LP agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger, the Amendment and the other transactions contemplated by the Transaction Documents, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from any Governmental Entity; (ii) the obtaining of all necessary consents, approvals, waivers or exemptions from non-governmental third parties; and (iii) the execution and delivery of any additional documents or instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In addition, each of Rodamco, Hexalon, Head Acquisition LP, Head Acquisition Corp, Urban and the Urban LP agrees to use its commercially reasonable efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger, this Agreement or the transactions contemplated by the Transaction Documents, including seeking to have any stay, temporary restraining order, injunction, or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the Transaction Documents entered by any court or other Governmental Entity vacated or reversed. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers, directors or partners, of Rodamco, Hexalon, Head Acquisition LP, Head Acquisition Corp, Urban and the Urban LP shall take all such necessary action. From the date of this Agreement through the Effective Time, Urban shall timely file, or cause to be filed, with the SEC all Urban SEC Documents required to be so filed.

                  (b) Urban shall give prompt notice to Hexalon and Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp shall give prompt notice to Urban, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that (A) such notification shall only be required to the extent that the matter in question would prevent satisfaction of a condition specified in ANNEX I and
(B) no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement; provided further, however, that such notification required pursuant to clause (i) above shall be required only as soon as practicable after Urban becomes aware of such untruth or inaccuracy.

         Section 6.3. TAX TREATMENT.

                  (a) Rodamco, Hexalon, Head Acquisition LP, Head Acquisition Corp and Urban shall cause the portions of the transactions contemplated hereby consisting of the Partnership Merger or the Alternative Partnership Merger, as the case may be, to be treated, for federal income tax purposes, in accordance with the treatment contemplated by SECTION 3.2(c) including, without limitation, filing the final Tax Returns of Urban and the Tax Returns of each Urban Subsidiary (which such Tax Returns shall be filed, or caused to be filed, by Head Acquisition LP) for the period ending on the Effective Time in accordance with such treatment and filing an IRS Form 966 for Urban in accordance with Treasury Regulation Section 1.6043-1.

                  (b) Unless required by Law (as evidenced by the legal opinion of a nationally recognized U.S. law firm reasonably acceptable to Hexalon and Urban), neither Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp, on the one hand, nor Urban, on the other hand, will take or omit to take any action, or permit any status to exist, prior to the Effective Time, that would or may jeopardize, or that is inconsistent with, Urban's status as a REIT under the Code or the status of Urban LP or any Urban Subsidiary Partnership (as defined in Annex I) as a partnership for purposes of Taxes for any period.

                  (c) Up to the Effective Time, Urban, each Urban Subsidiary and any Affiliate of any of them, shall be permitted to take or omit to take any action, or permit any status to exist, in order to maintain Urban's status as a REIT under the Code or the status of Urban LP or any Urban Subsidiary as a partnership for purposes of Taxes for any period.

                  (d) Hexalon shall prepare and file, on a timely basis (or cause to be prepared and filed on a timely basis), all Federal and state income Tax Returns and shall use its commercially reasonable efforts to so prepare and file (or cause to be prepared and filed) all other Tax returns and reports required to be filed from and after the consummation of the Offer (whether such return or report related to a time period prior to, at or after the consummation of the Offer) for Urban and the Urban Subsidiaries (i) in good faith and (ii) with respect to any Federal income Tax Return of Urban for the time period ending contemporaneously with the Effective Time, on a basis and in a manner that preserves the qualification of Urban as a REIT within the meaning of
Section 856 of the Code.

         Section 6.4. NO SOLICITATION OF TRANSACTIONS.

                  (a) Urban shall not, nor shall it permit any Urban Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Urban or any Urban Subsidiary to (i) solicit or initiate, encourage, or facilitate, directly or indirectly, any inquiries relating to, or the submission of, any proposal or offer, whether in writing or otherwise, from any person other than Rodamco, Hexalon, Head Acquisition LP, Head Acquisition Corp or any affiliates thereof (a "THIRD PARTY") to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or more than 15% of the assets of Urban and the Urban Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Urban or the Urban LP pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of more than 15% of the assets of Urban and the Urban Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Urban or the Urban LP (a "COMPETING TRANSACTION"); (ii) participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to or access to the properties of, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction; or (iii) enter into any agreement (written or oral) with respect to any Competing Transaction, approve or recommend or resolve to approve or recommend any Competing Transaction or enter into any agreement (written or oral) requiring it to abandon, terminate or fail to consummate the Offer, the Merger, the Amendment and the other transactions contemplated by this Agreement. Notwithstanding the foregoing sentence, prior to the expiration of the Offer, if Urban receives a bona fide, written proposal or offer for a Competing Transaction by a Third Party, which the Urban Special Committee determines in good faith (after consulting the Urban Special Committee's independent financial advisor and independent legal counsel) (A) is on terms which are more favorable from a financial point of view to the holders of shares of Urban Stock than the Offer, the Merger, and the other transactions contemplated by this Agreement, (B) is not subject to any material contingency, including any contingency relating to financing, to which neither the Urban Special Committee determines may likely be overcome or addressed nor the other party thereto has reasonably demonstrated in its written offer its ability to overcome or address, including the receipt of government consents or approvals (including any such approval required under the HSR Act), and (C) is reasonably capable of being consummated (PROVIDED, that Urban, including the Urban Special Committee, and any of its advisors shall be permitted to contact such Third Party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation) (a "SUPERIOR COMPETING TRANSACTION"), then Urban may, in response to an unsolicited request therefor and subject to compliance with SECTION 6.4(b), furnish information with respect to Urban and the Urban Subsidiaries to, and participate in discussions and negotiations directly or through its representatives with, such Third Party, subject to a confidentiality agreement not materially less favorable to Urban than the Confidentiality Agreement. Nothing contained in this Agreement shall prevent the Urban Board of Directors or the Urban Special Committee from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.

                  (b) Urban shall advise Hexalon orally and in writing of (i) any Competing Transaction or any inquiry with respect to or which could reasonably be expected to lead to any Competing Transaction received by any officer or director of Urban or, to the Knowledge of Urban, any financial advisor, attorney or other advisor or representative of Urban, (ii) the material terms of such Competing Transaction (including a copy of any written proposal) and (iii) the identity of the person making the proposal or offer for any such Competing Transaction or inquiry immediately following receipt by Urban or any officer or director of Urban or, to the Knowledge of Urban, any financial advisor, attorney or other advisor or representative of Urban of such Competing Transaction proposal or inquiry. Urban will keep Hexalon, Head Acquisition LP and Head Acquisition Corp fully informed of the status and details of any such Competing Transaction proposal or inquiry in a timely manner.

         Section 6.5. PUBLIC ANNOUNCEMENTS. Urban and Rodamco shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or the applicable rules of any stock exchange if it has used its commercially reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. In this regard, the parties shall make a joint public announcement of the transactions contemplated by the Transaction Documents no later than (i) the close of trading on the New York Stock Exchange on the day this Agreement is signed, if such signing occurs during regular business hours on a Business Day or (ii) the opening of trading on the New York Stock Exchange on the Business Day following the date on which this Agreement is signed, if such signing does not occur during a Business Day.

         Section 6.6. TRANSFER AND GAINS TAXES; STOCKHOLDER DEMAND LETTERS. Rodamco, Hexalon, Head Acquisition LP or Head Acquisition Corp shall, with Urban's good faith, cooperation and assistance, prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together, with any related interests, penalties or additions to Tax, "TRANSFER AND GAINS TAXES"). From and after the Effective Time, Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp shall cause the Urban LP to pay or cause to be paid all Transfer and Gains Taxes. Within 30 days after the Effective Time, Head Acquisition LP shall cause Urban to send the stockholder demand letters required by Treasury Regulation Section 1.857-8 to the appropriate Urban stockholders for Urban's taxable year ended on the Effective Time. Head Acquisition LP shall, with the good faith cooperation and assistance of Urban and the Urban Subsidiaries, make, or cause to be made, an election under Section 754 of the Code for each Urban Subsidiary that is treated as a partnership for federal tax purposes.

         Section 6.7. EMPLOYEE ARRANGEMENTS.

                  (a) URBAN SEVERANCE AGREEMENTS. On the Closing Date, Hexalon shall pay or cause to be paid the amounts due to Urban's senior executive officers under such senior executive officers' Urban Severance Agreements, which amounts due are set forth in Section 4.1(1)(xv) of the Urban Disclosure Letter.

                  (b) BENEFIT PLANS. Upon and after the Effective Time, Head Acquisition LP (or its successors or assigns) shall become an adopting employer of the Urban Employee Benefit Plans under which Urban is now an adopting employer and shall otherwise continue in effect the Urban Employee Benefit Plans and provide benefits to the employees of Urban that are substantially similar in all material respects, on a plan-by-plan basis, to the Urban Employee Benefit Plans in which such employees participated prior to the Closing Date for a period of not less than one year. With respect to any such plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA and any other service based benefits (including vacations) in which the employees of Urban may participate, solely for purposes of determining eligibility to participate, vesting and entitlement to benefits but not for purposes of accrual of benefits (except in the case of accrued vacation, sick or personal time), service with Urban or any Urban Subsidiary shall be treated as service with Head Acquisition LP; PROVIDED, HOWEVER, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits under both an Urban Employee Benefit Plan and a benefit plan of Head Acquisition LP (or is not otherwise recognized for such purposes under the benefit plans of Head Acquisition LP). Without limiting the foregoing, Head Acquisition LP shall not treat any Urban employee as a "new" employee for purposes of any pre-existing condition exclusions, waiting periods, evidence of insurability requirements or similar provision under any health or other welfare plan, and will make appropriate arrangements with its insurance carrier(s), to the extent applicable, to ensure such result. After the Effective Time, Head Acquisition LP shall in good faith work to develop equity-based incentives and benefit programs for executive officers that are consistent with industry standards for similarly-sized companies.

                  (c) EMPLOYEE LOANS. Except as set forth in Section 6.7(c) of the Urban Disclosure Letter, prior to the Effective Time, Urban shall use its commercially reasonable efforts to cause each officer, director or other employee who has any outstanding loan from, or other debt obligations to, Urban or any Urban Subsidiary, for any purpose, to repay such loan in accordance with the terms thereof.

                  (d) URBAN OPTIONS AND INCENTIVE SECURITIES. Urban and each Urban Subsidiary, including the Urban LP, shall take all actions as may be necessary under the Urban Option Plan and the Urban Incentive Programs to effect the cancellations described in SECTION 2.7 and shall comply with all requirements regarding tax withholding in connection therewith. In addition to the foregoing and subject to the terms of the Urban Option Plan and Urban Incentive Programs and applicable Law, Urban and the Urban LP shall take all actions necessary to cause the Urban Option Plan and the Urban Incentive Programs to be terminated at or prior to the Effective Time, and to satisfy Hexalon that no holder of Urban Options or Incentive Securities or other awards under such plans or programs or participant in the Urban Option Plan or Urban Incentive Programs, will have any right to acquire any interest in Hexalon or any Hexalon Subsidiary, including Head Acquisition LP and Head Acquisition Corp, as a result of the exercise of Urban Options, Incentive Securities or other awards or rights pursuant to such Urban Option Plan or Urban Incentive Programs at or after the Effective Time.

                  (e) URBAN DEFERRAL PLANS. Hexalon and Urban shall take all actions as may be necessary to provide that distributions under the Urban Incentive Programs, the Urban Shopping Centers Compensation Deferral Plan and the Urban Shopping Centers Deferred Cash Compensation Plan will be made in accordance with the terms of such plans and the elections of the participants under such plans, and shall cause the Surviving Entity to maintain a deferred compensation plan that permits the deferral of such distributions, if so elected by a participant and permitted by applicable tax rules regulations, and also permits additional compensation deferral elections to be made, in accordance with applicable tax rules and regulations, during a period of at least two years following the Closing Date. For the avoidance of doubt, notwithstanding that deferral elections may be limited after such two-year period, the date on which such deferred amounts are to be paid shall not be required to occur within such two year period.

         Section 6.8. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

                  (a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, demand, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of Urban or any Urban Subsidiary (the "INDEMNIFIED PARTIES") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, employee, fiduciary or agent of Urban or any Urban Subsidiary, or is or was serving at the request of Urban or any Urban Subsidiary as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise or (ii) the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto. It is understood and agreed that Urban shall indemnify and hold harmless, and after the Effective Time, Rodamco and Hexalon shall cause the Surviving Entity to, and the Surviving Entity shall, indemnify and hold harmless, as and to the full extent permitted by applicable Law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation (whether asserted or arising before or after the Effective Time),
(A) Urban, and after the Effective Time, Rodamco and Hexalon shall cause the Surviving Entity to, and the Surviving Entity shall, promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled to such amounts, (B) the Indemnified Parties may retain one counsel satisfactory to them (except in case of a conflict of interest among two or more Indemnified Parties, in which case more than one counsel may be retained), and Urban, and after the Effective Time, Rodamco and Hexalon shall cause the Surviving Entity to, and the Surviving Entity shall, pay all reasonable fees and expenses of such counsel for the Indemnified Parties within 30 days after statements therefor are received and
(C) Urban and the Surviving Entity will, and Rodamco and Hexalon will cause the Surviving Entity to, use their commercially reasonable efforts to assist in the defense of any such matter; PROVIDED, that neither Urban nor the Surviving Entity shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and PROVIDED FURTHER, that the Surviving Entity shall have no obligation hereunder to any Indemnified Party when and if, but only to the extent that, a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this SECTION 6.8, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify Urban and, after the Effective Time, the Surviving Entity, thereof; PROVIDED, that the failure to so notify shall not affect the obligations of Urban and the Surviving Entity except to the extent such failure to notify materially prejudices such party.

                  (b) Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp agree that all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees and agents of Urban and the Urban Subsidiaries provided for in the Urban Charter or the Urban By-laws as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time, including the Merger, shall continue in full force and effect for a period of not less than six years from the Effective Time; PROVIDED, HOWEVER, that all rights to indemnification in respect of any claims (each, a "CLAIM") asserted or made within such period shall continue until the disposition of such Claim. For a period of six years after the Effective Time, the Surviving Entity shall, and Rodamco and Hexalon will cause the Surviving Entity to, cause to be maintained in effect the existing directors' and officers' liability insurance and fiduciary insurance policies with an amount of coverage not less than 100% of the amount of existing coverage, or policies that are no less favorable to the Indemnified Parties, and with an amount of coverage not less than 100% of the amount of existing coverage, than the policies which are currently maintained by Urban, with respect to claims arising from facts or events which occurred at or before the Effective Time, so long as such policies are available for an annual premium which is no more than 200% of the current annual premium for the existing policies; PROVIDED, that if such policies are not available for an annual premium of no more than 200% of the current annual premium, then policies in an amount and scope as great as can be obtained for an annual premium of 200% of the current annual premium shall be obtained.

                  (c) This SECTION 6.8 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Rodamco, Hexalon, Urban and the Surviving Entity. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this SECTION 6.8.

                  (d) In the event that the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys a majority of its properties and assets to any person or entity, then, and in each such case, proper provision shall

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be made so that the successors, assigns and transferees of the Surviving
Entity, as the case may be, assume the obligations set forth in this SECTION
6.8.

                  (e) To the extent permitted by law, all rights of indemnification for the benefit of any Indemnified Party shall be mandatory rather than permissive.

         Section 6.9. INTERIM TRANSACTIONS COMMITTEE. Urban and Head Acquisition LP shall establish an interim transactions committee (the "INTERIM TRANSACTIONS COMMITTEE") consisting of three individuals nominated by each. The Interim Transactions Committee shall review and jointly evaluate (but will not have the power to approve or disapprove) acquisition, budget and capital improvement activities of Urban and the Urban Subsidiaries between the date of this Agreement and the Effective Time.

         Section 6.10. TRANSACTIONS RELATING TO THE URBAN LP. Subject to (i) the approval of the Merger, the Amendment and the other transactions contemplated by the Amendment by the requisite unitholders of the Urban LP and (ii) the rights and obligations of the parties under the Voting Agreement, concurrently with the Effective Time, Urban and Head Acquisition LP shall cause the Amendment to be made, as permitted by Section 14.1 of the Urban LP Agreement.

         Section 6.11. ASSISTANCE. From and after the date of this Agreement, if Hexalon requests, Urban and the Urban Subsidiaries shall cooperate, and shall use their commercially reasonable efforts to cause Urban's attorneys, accountants and other representatives to cooperate, in connection with any financing efforts (including, without limitation, the refinancing or assumption of existing indebtedness) of Hexalon, Head Acquisition LP or Head Acquisition Corp or their Affiliates (including providing assistance in the preparation of one or more offering circulars, private placement memoranda, registration statements or other offering documents relating to debt and/or equity financing) and any other filings that may be made by Hexalon, Head Acquisition LP or Head Acquisition Corp or their Affiliates, including, if applicable, with the SEC, all at the sole expense of Hexalon, Head Acquisition LP or Head Acquisition Corp (or their Affiliates). From and after the acceptance for payment and payment for shares of Urban Stock by Head Acquisition LP or Head Acquisition Corp in the Offer, if Hexalon requests, Urban shall create new subsidiaries and effect mergers and/or conversions of or among wholly-owned Urban Subsidiaries at the direction of Hexalon and, immediately prior to the Effective Time, shall transfer any assets and/or liabilities to such entities at the direction of Hexalon, all at the expense of Hexalon; PROVIDED, HOWEVER, that Urban shall not be required to undertake any action pursuant to this sentence if doing so would result in Urban being unable to satisfy the conditions to the obligations of Rodamco, Hexalon, Head Acquisition LP and/or Head Acquisition Corp to close the Merger set forth in Article VII or if doing so would be inconsistent with the Amendment or any other existing agreements. Urban shall cooperate with Hexalon in obtaining surveys, title commitments and/or policies and appraisals with respect to the Urban Properties (it being understood that such activities shall be conducted at Hexalon's (or a Hexalon Subsidiary's) expense).

         Section 6.12. ENVIRONMENTAL MATTERS. Urban and the Urban Subsidiaries shall make available to Hexalon, Head Acquisition LP and Head Acquisition Corp such environmental investigations, studies, tests, reviews, or other written analysis within the possession or control of Urban or any Urban Subsidiary in relation to any property or facility now or previously owned,

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

leased or operated by Urban or any Urban Subsidiary which have previously not been provided to Hexalon, Head Acquisition LP or Head Acquisition Corp.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         Section 7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of Urban and Head Acquisition LP or Head Acquisition Corp to effect the Merger on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) if required by the MGCL, this Agreement and the Merger shall have been approved by the Urban stockholders in accordance with the MGCL;

                  (b) no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect (which order or other action the parties hereto shall use their commercially reasonable efforts to vacate or lift) and which prohibits or precludes the consummation of the Merger under applicable Law; and

                  (c) Head Acquisition LP or Head Acquisition Corp shall have accepted for payment and paid for, pursuant to the terms and conditions of the Offer, all shares of Urban Stock duly tendered pursuant to the Offer and not withdrawn; PROVIDED, HOWEVER, that neither Head Acquisition LP nor Head Acquisition Corp shall be entitled to rely on this condition if either of them shall have failed to accept for payment and pay for shares of Urban Stock pursuant to the Offer in breach of their obligations under this Agreement.

                                  ARTICLE VIII

                          CONTINGENT OPTION OF HEXALON

         Section 8.1. GRANT OF COMMON SHARE OPTION. Urban hereby grants to Hexalon an irrevocable option (the "COMMON SHARE OPTION") to purchase for a price of $48.00 per share (the "PER COMMON SHARE OPTION PRICE") in cash a number of shares of Public Common Stock (the "OPTIONED COMMON STOCK") equal to the Applicable Common Stock Amount. The "APPLICABLE COMMON STOCK AMOUNT" shall be the number of shares of Public Common Stock which, when added to the number of shares of Public Common Stock owned by the Head Parties, in the aggregate, immediately prior to the exercise of the Common Share Option, would result in the Head Parties, in the aggregate, owning immediately after the exercise of the Common Share Option no more than 90.0% of the then outstanding Urban Common Stock; PROVIDED, HOWEVER, that in no event shall the Applicable Common Stock Amount exceed 3,520,642 shares of Public Common Stock. Hexalon, Head Acquisition LP or Head Acquisition Corp, as the case may be, may exercise the Common Share Option only if at the time of exercise, it (a) shall have accepted for payment and paid for all shares of Urban Common Stock tendered and not withdrawn pursuant to the Offer, (b) the Minimum Condition shall have been satisfied and
(c) after giving effect to such exercise, the Head Parties would own 90.0% of the then outstanding Urban

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

Common Stock. The "MINIMUM CONDITION" shall have the meaning set forth in ANNEX I. The Common Share Option shall expire if not exercised prior to the earlier of the Effective Time and 12:00 midnight, Chicago time, on the date five (5) Business Days after expiration of the Offer.

         Section 8.2. EXERCISE OF OPTION. Provided that the conditions to exercise the Common Share Option set forth in SECTION 8.1 are satisfied, Hexalon, Head Acquisition LP or Head Acquisition Corp, as the case may be, may exercise the Common Share Option only in whole at any time prior to such expiration of such option. In the event that Hexalon, Head Acquisition LP or Head Acquisition Corp wishes to exercise the Common Share Option, it shall give written notice (the date of such notice being herein called the "NOTICE DATE") to Urban specifying the number of shares of Optioned Common Stock it will purchase pursuant to such exercise and a place and date (not later than ten Business Days from the Notice Date) for the closing of such purchase.

         Section 8.3. PAYMENT OF PURCHASE PRICE AND DELIVERY OF CERTIFICATES FOR OPTION SHARES. At any closing of the Common Share Option hereunder, (a) Hexalon, Head Acquisition LP or Head Acquisition Corp will make payment to Urban of the full purchase price for the Optioned Common Stock in funds by certified or official bank check payable to the order of Urban or by wire transfer of immediately available funds, in an amount equal to the product of the Per Common Share Option Price multiplied by the number of shares of Optioned Common Stock being purchased at such closing and (b) Urban will deliver to Hexalon, Head Acquisition LP or Head Acquisition Corp, as the case may be, a duly executed certificate or certificates representing the number of shares of Optioned Common Stock so purchased, registered in the name of Hexalon, Head Acquisition LP or Head Acquisition Corp or such party's nominee in the denomination designated by such party in its notice of exercise.

         Section 8.4. SECURITIES ACT. Hexalon, Head Acquisition LP and Head Acquisition Corp represent that any Optioned Common Stock purchased by Hexalon, Head Acquisition LP or Head Acquisition Corp will be acquired for investment only and not with a view to any public distribution thereof and Hexalon, Head Acquisition LP and Head Acquisition Corp will not offer to sell or otherwise dispose of any shares of Optioned Common Stock so acquired by it in violation of the registration requirements of the Securities Act.

         Section 8.5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of outstanding shares of Urban Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, reorganization or the like or any other change in the corporate or capital structure of Urban that would have the effect of diluting the rights of Hexalon, Head Acquisition LP or Head Acquisition Corp hereunder, the number of shares of Optioned Common Stock and the Per Common Share Option Price shall be adjusted appropriately; PROVIDED, HOWEVER, that nothing in this SECTION 8.5 shall be construed as permitting Urban to take any action or enter into any transaction prohibited by this Agreement.

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


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1. TERMINATION. This Agreement may be terminated and the Offer, the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger, the Amendment, this Agreement or any of the other transactions contemplated by this Agreement by the Urban stockholders):

                  (a) by mutual written consent of Urban and Hexalon;

                  (b) by Urban or Hexalon if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Urban Stock pursuant to the Offer and such order, decree or ruling or other action shall have become final and nonappealable; PROVIDED, that the party seeking to terminate this Agreement pursuant to this clause (b) shall have used all commercially reasonable efforts to remove such order, decree, ruling, judgment or to reverse such action;

                  (c) by Urban, acting under the direction of the Urban Special Committee, if (i) Head Acquisition LP and Head Acquisition Corp shall have failed to commence the Offer within the five Business Day period specified in
SECTION 1.1(a), (ii) Head Acquisition LP or Head Acquisition Corp terminates or withdraws the Offer without accepting for payment and promptly paying for all shares of Urban Stock validly tendered for payment and not withdrawn thereunder or (iii) the Offer shall have expired (or shall have been required to expire pursuant to the terms of this Agreement) without the acceptance for payment and prompt payment for all shares of Urban Stock validly tendered for payment and not withdrawn thereunder;

                  (d) by Urban, acting under the direction of the Urban Special Committee (it being understood that acceptance of any Superior Competing Transaction would be subject to Maryland law requirements as to approval by the Urban Board of Directors), if it determines to accept a proposal or offer for a Superior Competing Transaction; PROVIDED, that this Agreement may not be terminated under this SECTION 9.1(d) unless, not fewer than forty-eight (48) hours prior to taking such action, Hexalon is notified in writing of the intention to take such action and such Competing Transaction continues to be a Superior Competing Transaction in light of any transaction that may be proposed by Hexalon prior to the expiration of such 48-hour period;

                  (e) by Hexalon, prior to the acceptance for payment by Head Acquisition LP or Head Acquisition Corp of shares of Urban Stock pursuant to the Offer, if (i) the Urban Board of Directors or the Urban Special Committee shall have withdrawn or adversely modified its recommendations of the Offer, the Merger or this Agreement (it being understood, however, that for all purposes of this Agreement, the fact that Urban has supplied any person with information regarding Urban or has entered into discussions or negotiations with such person as permitted by this Agreement, or the disclosure of such facts, shall not be deemed in and of itself a withdrawal or modification of the Urban Board of Directors' or the Urban Special Committee's recommendation of the Offer, the Merger or this Agreement so long as such actions are in compliance with SECTION 6.4); or (ii) the Urban Board of Directors or the Urban Special Committee shall have (A) recommended to the Urban stockholders that they approve a Competing Transaction rather than the transactions contemplated by this Agreement or (B) determined to accept a proposal or offer for a Superior Competing Transaction;


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


                  (f) by Hexalon or Urban, (i) if the Offer terminates or expires on account of the failure of any Tender Offer Condition without Hexalon, Head Acquisition LP or Head Acquisition Corp having purchased any shares of Urban Stock thereunder (PROVIDED, that the right to terminate this Agreement pursuant to this subparagraph (f)(i) shall not be available to any party whose (or whose Subsidiary's) failure to fulfill any obligation under this Agreement has been the proximate cause of, or resulted in the failure of any such condition) or (ii) if, within one hundred and twenty (120) days after the date hereof, the Offer has not been consummated (PROVIDED, that the right to terminate this Agreement pursuant to this subparagraph (f)(ii) shall not be available to any party whose (or whose Subsidiary's) failure to fulfill any obligation under this Agreement has been the proximate cause of the failure of the Offer to be consummated on or prior to such date);

                  (g) by Hexalon, prior to the acceptance for payment by Head Acquisition LP or Head Acquisition Corp of shares of Urban Stock pursuant to the Offer, if any of the following events shall occur and be continuing or conditions exists: (i) any of the representations and warranties of Urban contained in this Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of determination (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date), except where the failure to be so true and correct would not reasonably be expected to (A) have an Urban Material Adverse Effect or (B) materially increase the cost of the Offer to Head Acquisition LP and Head Acquisition Corp; or (ii) Urban shall have failed to perform in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the date of determination (any such event or condition, a "TERMINATING URBAN BREACH"); PROVIDED, HOWEVER, that if such Terminating Urban Breach is capable of being cured by Urban within ten (10) days after the occurrence of the Terminating Urban Breach prior to the Effective Time through the exercise of its commercially reasonable efforts and is so cured within such period, so long as Urban continues to exercise such commercially reasonable efforts, Hexalon may not terminate this Agreement under this SECTION 9.1(g); or

                  (h) by Urban, if any of the following events shall occur and be continuing or conditions exists: (i) any of the representations and warranties of any Head Party contained in this Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of determination (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date), except where the failure to be so true and correct would not reasonably be expected to prevent or materially delay the consummation of the Offer, the Merger or the Amendment or any other transaction contemplated hereby, not including the effect of general economic changes, changes in the U.S. financial markets generally, changes that affect REITs generally and changes that affect the retail industry or retail real estate properties generally; or (ii) the Head Parties shall have failed to perform in all material respects each of their agreements contained in this Agreement required to be performed at or prior to the date of determination (any such event or condition, a "TERMINATING HEXALON BREACH"); PROVIDED, HOWEVER, that such Terminating Hexalon Breach must be reasonably likely to materially adversely affect the consummation of the Offer, the

Merger or the Amendment and if such Terminating Hexalon Breach is capable of being cured by Hexalon prior to the Effective Time through the exercise of its commercially reasonable efforts, so long as Hexalon continues to exercise such commercially reasonable efforts, Urban may not terminate this Agreement under this SECTION 9.1(h).

The right of any party hereto to terminate this Agreement pursuant to this
SECTION 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling or controlled by any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

         Section 9.2. EXPENSES.

                  (a) Except as otherwise specified in this SECTION 9.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement, the Offer, the Merger, the Amendment and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense (with respect to such party, its "EXPENSES"); PROVIDED, HOWEVER, that if the Merger is consummated, all Expenses of Urban and the Urban LP shall be paid by the Surviving Entity; PROVIDED, FURTHER, that any filing fees under the HSR Act shall be split equally between Urban and Hexalon.

                  (b) The Urban LP agrees that if this Agreement shall be terminated pursuant to SECTION 9.1(g), then the Urban LP will pay to Hexalon, or to such party or parties as directed by Hexalon, an amount equal to the Break-Up Expenses (as defined below). Urban also agrees that if this Agreement (i) is terminated pursuant to SECTION 9.1(g)(ii) as the result of a Terminating Urban Breach under SECTION 9.1(g)(ii) and within one year of any such termination Urban or any Urban Subsidiary shall consummate a Competing Transaction or Urban or any Urban Subsidiary shall enter an agreement or letter of intent (or resolves or announces an intention to do so) providing for a Competing Transaction that is ultimately consummated with a Person that had proposed a Competing Transaction to Urban prior to the circumstances giving rise to the Terminating Urban Breach under SECTION 9.1(g)(ii) or (ii) is terminated pursuant to SECTION 9.1(d) or (e), then, the Urban LP shall pay to Hexalon, or as directed by Hexalon, an amount equal to the Break-Up Fee (as defined below) plus any Break-Up Expenses. Payment of any of such amounts shall be made, as directed by Hexalon, by prompt wire transfer of immediately available funds, but in no event later than five (5) Business Days after the amount is due as provided herein.

                  (c) For purposes of this Agreement, the "BREAK-UP FEE" shall be an amount equal to the lesser of (i) $37,500,000 (the "FEE BASE AMOUNT") or
(ii) if Hexalon continues to elect to qualify as a REIT, the sum of (A) the maximum amount that can be paid to Hexalon for the taxable year in which this Agreement is terminated without causing Hexalon to fail to meet the requirements of Section 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Section 856(c)(2) and (3) of the Code ("QUALIFYING INCOME"), as determined by outside counsel or independent accountants to Hexalon, and (B) in the event Hexalon receives a letter from outside counsel (the "BREAK-UP TAX OPINION") indicating that Hexalon has received a ruling from the IRS holding that the receipt by Hexalon of the Fee Base Amount would either constitute Qualifying Income as to Hexalon with respect to Hexalon's proportionate share thereof or would be excluded from Hexalon's gross income for purposes of Section 856(c)(2) and (3) of the Code (the "REIT REQUIREMENTS"), the Fee Base Amount less the amount payable under clause (A) above. In the event that Hexalon is not able to receive the full Fee Base Amount, the Urban LP shall place the unpaid amount (i.e., the difference between the Fee Base Amount and the Break-Up Fee) in escrow and shall not release any portion thereof to Hexalon unless and until the Urban LP receives notice from Hexalon to pay the unpaid amount or any fraction thereof, in which event the Urban LP shall pay to Hexalon the requested amount; PROVIDED, that Hexalon shall not have the right to request any such unpaid amounts in excess of (X) the amount set forth in a letter(s) from Hexalon's outside counsel or independent accountants computing the amount that can be paid at that time to Hexalon without causing Hexalon to fail to meet the REIT Requirements for any relevant taxable year or (Y) the unpaid portion of the Fee Base Amount, if Hexalon has received a Break-Up Tax Opinion indicating that Hexalon's receipt of such unpaid portion would satisfy, in whole or in part, the REIT Requirements. The Urban LP's obligation to pay any unpaid portion of the Break-Up Fee (PROVIDED, that Urban LP has otherwise complied with its obligations under this provision) shall terminate (and any amount still held in such escrow shall be released to the Urban LP) on the date that is five years from the date the Break-Up Fee first becomes due under this Agreement.

                  (d) For purposes of this Agreement, the "BREAK-UP EXPENSES" shall be an amount equal to the lesser of (i) the out-of-pocket expenses of Hexalon or any of its affiliates (including Rodamco) incurred in connection with the Offer, the Merger, the Amendment, this Agreement and the other transactions contemplated hereby (including, without limitation, all attorneys', accountants', investment bankers' and financing sources' fees and expenses) but in no event in an amount greater than $12,500,000 (such amount being referred to in this SECTION 9.2(d) as the "EXPENSE BASE AMOUNT") or
(ii) the sum of (A) the maximum amount that an be paid to Hexalon without causing Hexalon to fail to meet the REIT Requirements determined as if the payment of such amount did not constitute Qualifying Income, as determined by outside counsel or independent accountants to Hexalon and (B) in the event Hexalon receives a Break-Up Tax Opinion indicating that Hexalon has received a ruling from the IRS holding that Hexalon's receipt of the Expense Base Amount would either constitute Qualifying Income as to Hexalon with respect to Hexalon's proportionate share thereof or would be excluded from Hexalon's gross income for purposes of the REIT Requirements, the Expense Base Amount less the amount payable under clause (A) above. In the event that Hexalon is not able to receive the full Expenses Base Amount, the Urban LP shall place the unpaid amount (i.e., the difference between the Expense Base Amount and the Break-Up Expenses) in escrow and shall not release any portion thereof to Hexalon unless and until the Urban LP receives notice from Hexalon to pay the unpaid amount or any fraction thereof, in which event the Urban LP shall pay to Hexalon the requested amount; PROVIDED, that Hexalon shall not have the right to request any such unpaid amounts in excess of (X) the amount set forth in a letter(s) from Hexalon's outside counsel or independent accountants computing the amount that can be paid at that time to Hexalon without causing Hexalon to fail to meet the REIT Requirements for any relevant taxable year or (Y) the unpaid portion of the Expense Base Amount, if Hexalon has received a Break-Up Tax Opinion indicating that Hexalon's receipt of such unpaid portion would satisfy, in whole or in part, the REIT Requirements. The Urban LP's obligation to pay any unpaid portion of the Break-Up Expenses (PROVIDED that Urban LP has otherwise complied with its obligations under this provision) shall terminate (and any amount still held in such escrow shall be released to the


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

Urban LP) on the date that is five years from the date the Break-Up Expenses first become due under this Agreement.

                  (e) In the event that either Hexalon or the Urban LP is required to file suit to seek all or a portion of the amounts payable under this
SECTION 9.2, and such party prevails in such litigation, such party shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights under this SECTION 9.2.

                  (f) Notwithstanding anything to the contrary in this Agreement, Hexalon expressly acknowledges and agrees that, with respect to any termination of this Agreement pursuant to SECTION 9.1(d), (e) or (g) in circumstances where the Break-Up Fee and/or the Break-Up Expenses are payable in accordance with SECTION 9.2(b), the payment of the Break-Up Fee and/or the Break-Up Expenses shall constitute liquidated damages with respect to any claim for damages or any other claim which Hexalon would otherwise be entitled to assert against Urban, the Urban LP or any Urban Subsidiary or any of their respective assets, or against any of their respective directors, officers, employees, partners or stockholders, with respect to this Agreement and the transactions contemplated by the Transaction Documents and shall constitute the sole and exclusive remedy available to Hexalon. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement pursuant to SECTION 9.1(d), (e) or (g) in circumstances where the Break-Up Fee and/or the Break-Up Expenses are payable in accordance with SECTION 9.2(b), the right to payment under any of such subsections of SECTION 9.1: (i) constitutes a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to said section, and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing. Except for nonpayment of the amounts set forth in SECTION 9.2(b), Hexalon hereby agrees that, upon any termination of this Agreement pursuant to SECTION 9.1(d), (e) or (g) in circumstances where the Break-Up Fee and/or the Break-Up Expenses are payable in accordance with SECTION 9.2(b), in no event shall Hexalon (A) seek to obtain any recovery or judgment against Urban, the Urban LP or any Urban Subsidiary or any of their respective assets, or against any of their respective directors, officers, employees, partners or stockholders, or (B) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages; PROVIDED, that nothing in this
ARTICLE IX shall be deemed to limit any right of Hexalon, Head Acquisition LP or Head Acquisition Corp against any party to the Voting Agreement for breaches thereunder.

         Section 9.3. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Urban or Hexalon as provided in SECTION 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Hexalon, Head Acquisition LP or Head Acquisition Corp, Urban or the Urban LP, other than the last sentence of SECTION 6.1, SECTION 9.1,
SECTION 9.2, this SECTION 9.3 and ARTICLE X and except to the extent that such termination results from a willful breach by a party of any of its covenants or agreements set forth in this Agreement.

         Section 9.4. AMENDMENT. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors (and the Urban Special Committee in respect of Urban) at any time before or after the Urban Stockholder Approval is obtained and prior to the

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

filing of the Articles of Merger and/or the Certificate of Merger, as the case may be, with the Maryland Department and/or the Delaware Office, as the case may be; PROVIDED, HOWEVER, that, after the Urban Stockholder Approval is obtained, no such amendment, modification or supplement shall alter the amount or change the form of the Merger Consideration to be delivered to Urban's stockholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect Urban's stockholders.

         Section 9.5. EXTENSION; WAIVER. At any time prior to the Effective Time, each of Urban and Hexalon may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the provisions of SECTION 9.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive (i) in the case of representations and warranties made by either of Urban and the Urban LP, the acceptance for payment of any shares of Urban Stock pursuant to the Offer or
(ii) in the case of representations and warranties made by any of the Head Parties, the Effective Time. This SECTION 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         Section 10.2. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a)      if to Hexalon, to

                           Hexalon Real Estate, Inc.
                           c/o Rodamco North America
                           950 East Paces Ferry Road
                           Suite 2275
                           Atlanta, GA 30326
                           Attn: Gerald E. Egan
                           Fax:  (404)995-7276
                           with a copy to:

                           Winston & Strawn
                           35 West Wacker Drive
                           Chicago, IL 60601
                           Attn:  Steven J. Gavin, Esq.
                           Phone: (312) 558-5600
                           Fax:   (312) 558-5700

                  (b)      if to Urban, to

                           Urban Shopping Centers, Inc.
                           900 North Michigan Avenue
                           Suite 1500
                           Chicago, IL 60611
                           Attn:  Michael Hilborn
                           Fax:   (312) 915-2001

                           with a copy to:

                           Mayer, Brown & Platt
                           190 S. LaSalle Street
                           Chicago, IL  60603
                           Attn:  Edward J. Schneidman
                           Fax:   (312) 701-7711


                           and with a copy to the Urban Special Committee:

                           Urban Shopping Centers, Inc. Special Committee 900 North Michigan Avenue
                           Suite 1500
                           Chicago, IL 60611
                           Attn:  John E. Neal
                           Fax:   (312) 915-2001


                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 W. Wacker Drive
                           Chicago, IL  60606
                           Attn:  Charles W. Mulaney, Jr.
                           Fax:   (312) 407-0411


         Section 10.3. INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 10.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 10.5. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Confidentiality Agreement, the Amendment, the Voting Agreement, the Stock Purchase Agreement, the Amendment to Rights Agreement, the Tax Indemnification Agreement and the Insurance Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and there are no other or additional agreements between Rodamco, Hexalon, Head Acquisition LP or any of their respective affiliates, on the one hand, and any holders of Urban Stock or LP Unitholders or their respective affiliates, on the other hand, relating to, arising from or otherwise entered into in connection with this Agreement and the transactions contemplated hereby. Except for the provisions of ARTICLE III and SECTIONS 6.7(a) and (b) and 6.8, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

         Section 10.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

         Section 10.7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Hexalon, Head Acquisition LP and Head Acquisition Corp may transfer to their Affiliates and financing sources without the consent of Urban or the Urban LP. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 10.8. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Maryland or in any Maryland State court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (i) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Maryland or any Maryland state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth herein shall be effective service of process for any action, suit or proceeding in Maryland with respect to any matters to which it has submitted to jurisdiction as set forth in this section.

         Section 10.9. EXHIBITS; DISCLOSURE LETTER. All Exhibits referred to herein and in the Urban Disclosure Letter are intended to be and hereby are specifically made a part of this Agreement.

                                   ARTICLE XI

                               CERTAIN DEFINITIONS

         Section 11.1. CERTAIN DEFINITIONS. FOR PURPOSES OF THIS AGREEMENT:

         "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

         "AMENDMENT TO RIGHTS AGREEMENT" means the Amendment to Rights Agreement dated as of September 25, 2000.

         "ARTICLES OF MERGER" means the articles of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, the MGCL.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in Chicago, Illinois or New York, New York are authorized or obligated by law or executive order to be closed.

         "CERTIFICATE OF MERGER" means the certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, Delaware Law.

         "DELAWARE OFFICE" means the office of the Secretary of State of the State of Delaware.

         "URBAN RIGHTS AGREEMENT" shall mean the Rights Agreement dated May 5, 1999 between Urban and First Chicago Trust Company of New York, as rights agent, as amended.

         "URBAN SUBSIDIARY" means the Urban LP and each other Subsidiary of Urban.

         "HEXALON SUBSIDIARY" means Head Acquisition LP, Head Acquisition Corp and each other Subsidiary of Hexalon.

         "INSURANCE AGREEMENT" means the Insurance Agreement to be entered into in the form attached to the Voting Agreement as Exhibit B.

         "KNOWLEDGE", or any similar expression, shall mean (a) with respect to Urban (or any of its Subsidiaries), the actual knowledge of the persons set forth on Schedule 11.1(a) after due inquiry and (b) with respect to Rodamco or Hexalon (or any of its Subsidiaries), the actual knowledge of the persons set forth on Schedule 11.1(b) after due inquiry.

         "LAW" means any statute, law, regulation, order, interpretation, permit, license, approval, authorization, rule or ordinance of any Governmental Entity applicable to Hexalon or Urban or any of their respective Subsidiaries.

         "MARYLAND DEPARTMENT" means the State Department of Assessments and Taxation of Maryland.

         "MERGER" means either (i) the Partnership Merger or (ii) the Corporate Merger and the Alternative Partnership Merger, collectively, as the case may be.

         "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of September 25, 2000, among Head Management Company Holding, Inc., JMB Properties Company and Urban Retail Properties Co.

         "SUBSIDIARY" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

         "TAX" or "TAXES" shall mean any federal, state, local and foreign income, gross receipts, license, withholding, property, recording, stamp, sales, use, franchise, employment, payroll, excise, environmental and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions thereto.

         "TAX INDEMNIFICATION AGREEMENT" means the Indemnification and Tax Contest Agreement to be entered into in the form attached to the Voting Agreement as Exhibit C.

         "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "VOTING DEBT" shall mean bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity interests in Urban, any Urban Subsidiary, Hexalon, Head Acquisition LP or Head Acquisition Corp, as applicable, may vote.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                               RODAMCO NORTH AMERICA N.V.


                               By: /s/ Daniel S. Weaver
                                  ------------------------------------------
                                        Name: Daniel S. Weaver
                                        Title: Managing Director and Chief
                                               Financial Officer


                               HEXALON REAL ESTATE, INC.


                               By: /s/ Daniel S. Weaver
                                  ------------------------------------------
                                        Name: Daniel S. Weaver
                                        Title: Vice President


                               HEAD ACQUISITION, L.P.


                               By:      Hexalon Real Estate, Inc., its
                                        General Partner

                                        By: /s/ Daniel S. Weaver
                                           ---------------------------------
                                        Name: Daniel S. Weaver
                                        Title: Vice President

                               HEAD ACQUISITION CORP.


                               By: /s/ Daniel S. Weaver
                                  ------------------------------------------
                                        Name: Daniel S. Weaver
                                        Title: Vice President

                               URBAN SHOPPING CENTERS, INC.


                               By: /s/ Michael Hilborn
                                  ------------------------------------------
                                        Name: Michael Hilborn
                                        Title: Secretary


                               URBAN SHOPPING CENTERS, L.P.


                               By:      Urban Shopping Centers, Inc., its
                                        Sole General Partner

                                        By: /s/ Michael Hilborn
                                          ----------------------------------
                                        Name: Michael Hilborn
                                        Title: Secretary

                                                                        ANNEX I

         TENDER OFFER CONDITIONS. Notwithstanding any other provision of the Offer, neither Head Acquisition LP nor Head Acquisition Corp shall be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to the obligation of Head Acquisition LP or Head Acquisition Corp to pay for or return tendered Urban Stock promptly after termination or withdrawal of the Offer), pay for, and (subject to any such rules or regulations) may delay the acceptance for payment of any tendered Urban Stock and (except as provided in the Merger Agreement) amend or terminate the Offer as to any tendered Urban Stock if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer shares of Urban Common Stock entitled to cast at least 66-2/3% of the votes entitled to be cast on the Merger (the "MINIMUM CONDITION") or (ii) any applicable waiting period (and any extension thereof) under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer or (iii) at any time after the date of the Merger Agreement and prior to the time of acceptance for payment of any such shares of Urban Stock, any of the following events shall occur and be continuing or conditions exists:

         (a) there shall have been any statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition which (i) prohibits, or makes illegal, the acceptance for payment, payment for or purchase of shares of Urban Stock or the consummation of the Offer, the Merger, the Amendment or the other transactions contemplated by the Merger Agreement, (ii) renders Head Acquisition LP or Head Acquisition Corp unable to accept for payment, pay for or purchase some or all of the shares of Urban Stock tendered and not withdrawn pursuant to the Offer or (iii) imposes material limitations on the ability of Head Acquisition LP or Head Acquisition Corp to effectively exercise full rights of ownership of the shares of Urban Stock to be acquired in the Offer, including the right to vote such shares of Urban Stock; or

         (b) the Merger Agreement shall have been terminated in accordance with its terms; or

         (c) since the date of the Merger Agreement there shall have occurred any event, change, effect or development that, individually or in the aggregate with any other event, change, effect or development since the date of the Merger Agreement, has had or would reasonably be expected to have an Urban Material Adverse Effect; or

         (d) any of the representations and warranties of Urban contained in the Merger Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as of the date of determination (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date), except where the failure to be so true and correct would not reasonably be expected to (i) have an Urban Material Adverse Effect or (ii) materially increase the cost of the Offer to Head Acquisition LP and Head Acquisition Corp; or

         (e) Urban shall have failed to perform in all material respects each of its agreements contained in the Merger Agreement required to be performed at or prior to the date of determination; or

         (f) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any Governmental Entity on, or other event that materially and adversely affects, the extension of credit by banks or other lending institutions or (iv) in the case of any of the foregoing existing at the time of the execution of the Merger Agreement, a material acceleration or worsening thereof; or

         (g) the Urban Board of Directors or the Urban Special Committee (i) shall have withdrawn or modified in a manner adverse to Head Acquisition LP or Head Acquisition Corp (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer, the Merger or this Agreement or recommended or approved any Competing Transaction or (ii) shall have resolved to do any of the foregoing; or

         (h) Urban shall have failed to deliver (i) a bring-down letter, dated the date of the consummation of the Offer, to the REIT Tax Opinion of Mayer, Brown & Platt substantially in form attached hereto as EXHIBIT G-1 and (ii) a bring-down letter, dated the date of the consummation of the Offer, to the Maryland Corporate Opinion of Ballard Spahr Andrews & Ingersoll, LLP in substantially the form attached hereto as EXHIBIT G-2;

         which in the reasonable judgment of Head Acquisition LP or Head Acquisition Corp, in any such case, and regardless of the circumstances giving rise to such condition, makes it inadvisable to proceed with the Offer or payment for or the acceptance for payment of the Urban Stock (tendered and not withdrawn pursuant to the Offer).

         The foregoing conditions are for the sole benefit of Head Acquisition LP and Head Acquisition Corp and may (subject to the terms of the Merger Agreement) be asserted or waived by Head Acquisition LP or Head Acquisition Corp, in whole or in part, at any time and from time to time, in the sole discretion of Head Acquisition LP or Head Acquisition Corp, as the case may be. The failure by Head Acquisition LP or Head Acquisition Corp at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         The capitalized terms used in this ANNEX I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this ANNEX I is annexed.

                                      -2-